Exhibit 99.3

PROSPECTUS SUPPLEMENT
(To Prospectus dated _______, 199__)                                       NOTES

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                            LOAN OWNER TRUST 19__-__
                    $__________ ADJUSTABLE RATE MORTGAGE LOAN
                       ASSET BACKED NOTES, SERIES 199__-__
                            DUE _____________________

                    AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                                    Depositor
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                     Seller
                               ------------------
                                    Servicer
                                 [AMRESCO LOGO]
         The AMRESCO Residential Securities Corporation Mortgage Loan Owner Trust 19__-__ (the "Issuer") will be formed pursuant to a trust agreement to be dated as of _________, 199__ (the "Trust Agreement") between AMRESCO Residential Securities Corporation, as depositor (the "Depositor") and __________________, as owner trustee (the "Owner Trustee"). The Issuer is hereby offering $___________ aggregate principal amount of its Adjustable Rate Mortgage Loan Asset Backed Notes, Series 19__-__ (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of ________ ___, 199__ (the "Indenture"), between the Issuer and __________________, as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Pool") of adjustable rate mortgage loans secured by liens on one-to-four family residential properties (the "Mortgage Loans"),
(ii) the Issuer's rights under the Sale and Servicing Agreement (as defined herein), (iii) the Note Insurance Policy, as described herein and (iv) certain other assets described in the Indenture. The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). The Residual Interest and the Notes are collectively referred to as the "Securities." Only the Notes are offered hereby.

         Simultaneously with the issuance of the Notes, the Seller will obtain from _______________________ (the "Note Insurer") a financial guaranty note insurance policy relating to the Notes (the "Note Insurance Policy") in favor of the Indenture Trustee. The Note Insurance Policy will require the Note Insurer to make certain Insured Payments (as defined herein) on the Notes.
                                                   (continued on following page)
                               [Note Insurer logo]

         For a discussion of significant matters affecting investment in the Notes, see "Risk Factors" beginning on page S-___ herein, "Prepayment and Yield Considerations" beginning on page S-___ herein and "Risk Factors" beginning on page __ in the Prospectus.


   THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT
     REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE
          SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE NOTE
            INSURER OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED
                   HEREIN. NEITHER THE NOTES NOR THE MORTGAGE
                       LOANS ARE INSURED OR GUARANTEED BY
                            ANY GOVERNMENTAL AGENCY.
                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================================
                               Initial Note                               Price to        Underwriting        Proceeds to
                            Principal Balance         Note Rate            Public           Discount         Depositor(1)
-----------------------------------------------------------------------------------------------------------------------------
Per Note .................          $                Variable(2)             %                  %                  %
-----------------------------------------------------------------------------------------------------------------------------
Total.....................          $                                        $                  $                  $
=============================================================================================================================

(1) Before deducting expenses, estimated to be $_________.
(2) The Note Rate on the Notes is adjustable based on one-month LIBOR as described herein.

The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' rights to reject orders in whole or in part. It is expected that the Notes will be delivered in book entry form only through the facilities of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about ________ ___, 199__. The Notes will be offered in Europe and the United States of America.
                              ---------------------
[Underwriter]        [Underwriter]          [Underwriter]       [Underwriter]
                                                            --------------------
           The date of this Prospectus Supplement is ______ __, 199__.







Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         (cover continued from previous page)

         The aggregate Loan Balance of the Mortgage Loans as of the Statistical Calculation Date was $___________ (of which _____% are first liens and the remainder are second liens). In addition to the Mortgage Loans as of the Statistical Calculation Date, additional Mortgage Loans will be purchased by the Trust from the Depositor on the Closing Date. All of the Mortgage Loans in the Trust as of the Closing Date (the "Initial Mortgage Loans") will have a Cut-Off Date of ______ ___, 199___ and AMRESCO Residential Capital Markets, Inc. (the "Seller") expects that the Initial Mortgage Loans will total at least $___________ as of the Closing Date (as defined below). The Mortgage Loans as of the Statistical Calculation Date consist of adjustable rate mortgage loans and all of the additional Mortgage Loans to be delivered on the Closing Date and all of the Subsequent Mortgage Loans will be adjustable rate mortgage loans. See "The Mortgage Loan Pool" herein.

         The Sale and Servicing Agreement provides that additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Issuer from the Depositor from time to time on or before __________ ___, 199___ from funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate cash amount of not more than $__________ (the "Pre-Funded Amount") will be deposited with the Indenture Trustee in the Pre-Funding Account to be used by the Issuer to acquire Subsequent Mortgage Loans.

         Payments of principal and interest will be made to the owners (the "Owners") of the Notes on the 25th day of each month (or, if such day is not a business day, the next following business day) beginning ______ ___, 199__ (each, a "Payment Date"). Interest will be paid on each Payment Date to the Owners of the Notes based on the Note Principal Balance (as defined herein) at the Note Rate subject to the limitations described herein.

         The Notes will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties on the Mortgage Loans. The Servicer will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement to be entered into among the Depositor, the Servicer, the Seller, the Indenture Trustee and the Issuer (the "Sale and Servicing Agreement"), including any obligation it may have to advance delinquent interest payments on the Mortgage Loans.

         The Notes will be unconditionally and irrevocably guaranteed as to timely payment of interest due to Owners and as to ultimate payment of the Note Principal Balance, in each case pursuant to the terms of the Note Insurance Policy issued by the Note Insurer. See "The Note Insurer" herein.

         The stated maturity for the Notes is the Payment Date occurring on ___________ __, _____ (the "Final Payment Date").

         The yield to maturity on the Notes will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the Mortgage Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Risk Factors" in the Prospectus and "Prepayment and Yield Considerations" herein.

         The Notes are subject to optional redemption in full by the holder(s) of a majority of the Residual Interest at any time after the aggregate Loan Balance of the Mortgage Loans has declined to less than 10% of the sum of (x) the Original Aggregate Loan Balance and (y) the Pre-Funded Amount. In addition, the Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Mortgage Loans from the Issuer and thereby effect a redemption of the Notes. See "Administration -- Redemption of the Notes" herein.

         It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         No election will be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

         There is currently no secondary market for the Notes. The Underwriters intend to make a secondary market for the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.

                              ---------------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Notes offered by this Prospectus Supplement will be a separate series of Asset Backed Notes being offered by the Depositor pursuant to its Prospectus dated ______ ___, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

         As provided herein under "The Note Insurer -- Incorporation of Certain Documents by Reference," the Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements incorporated herein by reference. Requests for such copies should be directed as provided under "The
Note Insurer -- Incorporation of Certain Documents by Reference" herein.

                              ---------------------

         To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, the Notes.

                              ---------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

         Monthly and annual reports concerning the Notes and the Issuer will be sent by the Indenture Trustee to the Owners of Notes. So long as any Note is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Notes pursuant to the Indenture. DTC will supply such reports to Owners of any such Notes in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Issuer as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                                           Page
                                                                           ----

SUMMARY OF TERMS............................................................S-2

RISK FACTORS................................................................S-13

THE PORTFOLIO OF MORTGAGE LOANS.............................................S-16
 General....................................................................S-16
 Underwriting Guidelines....................................................S-16
 Prepayment Penalties.......................................................S-20
 The Servicer...............................................................S-20

THE ISSUER..................................................................S-20

THE DEPOSITOR...............................................................S-20

USE OF PROCEEDS.............................................................S-21

THE MORTGAGE LOAN POOL......................................................S-21
 General....................................................................S-21
 Conveyance of Subsequent Mortgage Loans....................................S-30

PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-30
 General....................................................................S-30
 Mandatory Prepayment.......................................................S-31
 Prepayment and Yield Scenarios for the Notes ..............................S-31

THE ORIGINATORS.............................................................S-35

ADDITIONAL INFORMATION......................................................S-35

DESCRIPTION OF THE NOTES....................................................S-35
 General....................................................................S-35
 Payment Dates..............................................................S-35
 Payments...................................................................S-36
 Calculation of One-Month LIBOR.............................................S-38
 Pre-Funding Account........................................................S-38
 Capitalized Interest Account...............................................S-39
 Book Entry Registration of the Notes.......................................S-39
 Assignment of Rights.......................................................S-42

THE NOTE INSURER............................................................S-42

CREDIT ENHANCEMENT..........................................................S-46
 Note Insurance Policy......................................................S-46
 Overcollateralization Provisions...........................................S-46

ADMINISTRATION..............................................................S-48
 Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations...........................S-48
 Assignment of Mortgage Loans...............................................S-49
 Servicing and Sub-Servicing................................................S-50
 Removal and Resignation of Servicer........................................S-54
 Redemption of the Notes....................................................S-54
 The Indenture Trustee......................................................S-55
 The Indenture..............................................................S-55
 Voting.....................................................................S-56
 Reporting Requirements.....................................................S-56
 Removal of Indenture Trustee for Cause.....................................S-58
 Governing Law..............................................................S-58

FEDERAL INCOME TAX CONSEQUENCES.............................................S-58

STATE TAX CONSEQUENCES......................................................S-59

ERISA CONSIDERATIONS........................................................S-59

RATINGS.....................................................................S-60

LEGAL INVESTMENT CONSIDERATIONS.............................................S-61

UNDERWRITING................................................................S-61

REPORT OF EXPERTS...........................................................S-62

CERTAIN LEGAL MATTERS.......................................................S-62

GLOBAL CLEARANCE, SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES...................................................I-1
 Certain U.S. Federal Income Tax Documentation Requirements.................I-3

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS................................A-1

                                   Prospectus

                                                                           Page
                                                                           ----

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS...................................................................7

DESCRIPTION OF THE SECURITIES.................................................10
 General......................................................................11
 Classes of Securities........................................................11
 Distributions of Principal and Interest......................................12
 Book Entry Registration......................................................14
 List of Owners of Securities.................................................14

THE TRUSTS....................................................................14
 Mortgage Loans...............................................................15
 Contracts....................................................................17
 Mortgage-Backed Securities...................................................17
 Other Mortgage Securities....................................................17

CREDIT ENHANCEMENT............................................................17

SERVICING OF MORTGAGE LOANS AND CONTRACTS.....................................21
 Payments on Mortgage Loans...................................................22
 Advances.....................................................................22
 Collection and Other Servicing Procedures....................................23
 Primary Mortgage Insurance...................................................25
 Standard Hazard Insurance....................................................25
 Title Insurance Policies.....................................................26
 Claims Under Primary Mortgage Insurance Policies and Standard
      Hazard Insurance Policies; Other Realization Upon
      Defaulted Loan..........................................................26
 Servicing Compensation and Payment of Expenses...............................27
 Master Servicer..............................................................27

ADMINISTRATION................................................................27
 Assignment of Mortgage Assets................................................27
 Evidence as to Compliance....................................................29
 The Trustee..................................................................30
 Administration of the Security Account.......................................30
 Reports......................................................................31
 Forward Commitments; Pre-Funding.............................................32
 Servicer Events of Default...................................................32
 Rights Upon Servicer Event of Default........................................32
 Amendment....................................................................33
 Termination..................................................................33

USE OF PROCEEDS...............................................................33

THE DEPOSITOR.................................................................33

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS..................................34
 General......................................................................34
 Foreclosure..................................................................35
 Soldiers' and  Sailors' Civil Relief Act.....................................39
 The Contracts................................................................40
 The Title I Program..........................................................42

LEGAL INVESTMENT MATTERS......................................................42

ERISA CONSIDERATIONS..........................................................43

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................45
 Federal Income Tax Consequences For REMIC Securities.........................45
 Taxation of Regular Securities...............................................46
 Taxation of Residual Securities..............................................51
 Treatment of Certain Items of REMIC Income and Expense.......................53
 Tax-Related Restrictions on Transfer of Residual Securities..................55
 Sale or Exchange of a Residual Security......................................57
 Taxes That May Be Imposed on the REMIC Pool..................................57
 Liquidation of the REMIC Pool................................................58
 Administrative Matters.......................................................58
 Limitations on Deduction of Certain Expenses.................................58
 Taxation of Certain Foreign Investors........................................59
 Backup Withholding...........................................................59
 Reporting Requirements.......................................................60
 Federal Income Tax Consequences for Securities as to Which
      No REMIC Election Is Made...............................................60
 Standard Securities..........................................................60
 Premium and Discount.........................................................62
 Stripped Securities..........................................................63
 Reporting Requirements and Backup Withholding................................65
 Taxation of Certain Foreign Investors........................................66
 Debt Securities..............................................................66
 Taxation of Securities Classified as Partnership Interests...................67

PLAN OF DISTRIBUTION..........................................................67

RATINGS.......................................................................68

LEGAL MATTERS.................................................................68

FINANCIAL INFORMATION.........................................................68

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.................................A-1

                                SUMMARY OF TERMS

 This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

Securities Offered:                        $___________ Adjustable Rate Mortgage Loan Asset Backed Notes, Series
                                           19__-__ (the "Notes").  The Notes represent non-recourse obligations of the
                                           Issuer.  Proceeds of the assets in the Trust Estate will be the sole source of payments on the Notes.

Note Issuer:                               AMRESCO Residential Securities Corporation Mortgage Loan Owner Trust
                                           199__-__ (the "Issuer" or the "Trust"), a Delaware business trust established by the Depositor pursuant to a trust agreement, dated as of ______ __,
                                           199__ (the "Trust Agreement"), between the Depositor and the Owner
                                           Trustee.  The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.  See
                                           "The Issuer" herein.

Depositor:                                 AMRESCO Residential Securities Corporation (the "Depositor"), a
                                           Delaware corporation.

Seller:                                    AMRESCO Residential Capital Markets, Inc. (the "Seller"), a Delaware corporation.

Servicer:                                  _________________ (the "Servicer").

Indenture                                  Trustee: ______________________, a _____________ corporation, as Indenture Trustee
                                           (the "Indenture Trustee"). The Indenture Trustee shall receive a fee (the
                                           "Indenture Trustee Fee") equal to _______% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan Balance of the
                                           Mortgage Loans.

Owner Trustee:                             _________________, a Delaware banking corporation, as owner trustee under the
                                           Trust Agreement (the "Owner Trustee"). The Owner Trustee shall receive a fee (the
                                           "Owner Trustee Fee") as provided under the Trust Agreement.

Custodian:                                 ____________________, a __________-chartered trust company (the "Custodian").

Cut-Off Date:                              As of the close of business on __________ __, 199__ (the "Cut-Off Date").

Statistical Calculation Date:              As of the close of business on _____________ __, 199__ (the "Statistical
                                           Calculation Date").

Closing Date:                              On or about ________ __, 199__.

Description of the Notes:                  The Notes represent non-recourse obligations of the Issuer and will be issued pursuant to an indenture to be dated as of ______ __, 199__ (the "Indenture"), entered into between the Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust Estate") will be the sole source of payments on the Notes. The Notes will be issued in a single class.

                                       S-2



                                           The assets of the Trust Estate will consist of (i) a pool (the "Pool") of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages, security deeds or deeds of trust on one-to-four family residential properties, including units in condominiums, planned unit developments, townhouses and manufactured housing units (the "Properties"), and including a promissory note (each, a "Mortgage Note"); (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the Cut-Off Date whether or not received); (iii) security interests in the Properties; (iv) the Issuer's rights under the Sale and Servicing Agreement; (v) the Note Insurance Policy and (vi)
                                           certain other property.

                                           On the Closing Date, the Pre-Funded Amount (as defined herein) will be deposited in a trust account held by the Indenture Trustee in the name of the Indenture
                                           Trustee for the benefit of the Owners of the Notes and the Note Insurer (the
                                           "Pre-Funding Account"). It is intended that additional Mortgage Loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent
                                           Mortgage Loans") will be purchased by the Issuer from the Depositor from time to time on or before ______ __, 199__ from funds on deposit in the Pre-Funding
                                           Account. As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the Subsequent
                                           Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                                           As described below, on the Closing Date, cash will be deposited in the name of the
                                           Indenture Trustee in the Capitalized Interest Account (as defined herein). Funds in the Capitalized Interest Account will be applied by the Indenture Trustee to cover shortfalls in interest during the Funding Period (as described herein under
                                           "Pre-Funding Account") on the Notes attributable to the provisions allowing for purchase of Subsequent Mortgage Loans after the Cut-Off Date.

Other Securities:                          In addition to the Notes, pursuant to the Trust Agreement the Trust will issue a class of securities (the "Residual Interest") which will represent the residual interest in the Trust. The Notes and the Residual Interest are herein referred to as the "Securities." Only the Notes are offered hereby.

Denominations:                             The Notes are issuable in minimum denominations of an original principal amount of
                                           $25,000 and multiples of $1,000 in excess thereof.

The Mortgage Loans:                        Unless otherwise noted, all statistical percentages in this Prospectus
                                           Supplement are approximate and are measured by the aggregate Loan
                                           Balance of the Mortgage Loans as of the Statistical Calculation Date.
                                           Similarly, unless otherwise noted, any references to Loan Balances represent scheduled Loan Balances as of the Statistical Calculation Date.  The
                                           statistical characteristics of the Mortgage Loans will vary upon the transfer into the Trust of (x) the additional Initial Mortgage Loans on the Closing
                                           Date and (y) the Subsequent Mortgage Loans during the Funding Period.
                                           See "Additional Information" herein.

                                           The Mortgage Loans to be conveyed to the Trust by the Depositor on the Closing
                                           Date (the "Initial Mortgage Loans") consist of adjustable rate conventional mortgage loans evidenced by promissory notes secured by first

                                       S-3



                                           and second lien deeds of trust, security deeds or mortgages (the "Mortgages"), which, as of the Statistical Calculation Date, were located in ___ states and the
                                           District of Columbia. The properties securing the Mortgage Loans consist primarily of single-family residences (which may be attached or detached), two- to four-
                                           family dwellings, condominium units, units in planned unit developments, manufactured homes and townhouses. The Mortgaged Properties may be either owner-occupied or non-owner-occupied investment properties. No Combined
                                           Loan-to-Value Ratio (as defined below) (based upon appraisals made at the time of origination) exceeded 90% as of the Statistical Calculation Date. The Mortgage
                                           Loans are not insured by either primary or pool mortgage insurance policies;
                                           however, certain distributions due to the owners of the Notes (the "Owners") are insured by the Note Insurer pursuant to the Note Insurance Policy. The Mortgage
                                           Loans are not guaranteed by the Issuer, the Depositor, the Seller, the Servicer,
                                           the Note Insurer, the Owner Trustee, the Indenture Trustee or any of their affiliates. The Mortgage Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by Fannie Mae for Fannie Mae mortgage-backed securities and in accordance with the terms of that Sale and
                                           Servicing Agreement dated as of _______ ___, 199__ (the "Sale and Servicing
                                           Agreement") among the Issuer, the Depositor, the Seller, the Servicer and the
                                           Indenture Trustee.

                                           As of the Statistical Calculation Date, the average Loan Balance of the Initial
                                           Mortgage Loans was $_________; the weighted average interest rate (the "Coupon
                                           Rate") of such Initial Mortgage Loans was _____% per annum; the Coupon Rates of the Initial Mortgage Loans ranged from _____% per annum to ______% per annum; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans was _____%; and
                                           the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately ____ months. The remaining terms to maturity as of the Statistical
                                           Calculation Date of the Initial Mortgage Loans ranged from ____ months to ____
                                           months. The maximum Loan Balance of the Initial Mortgage Loans as of the
                                           Statistical Calculation Date was $__________. No Initial Mortgage Loan as of the
                                           Statistical Calculation Date will mature later than ___________________ ___, ____.
                                           As a percentage of the aggregate Loan Balance of the Initial Mortgage Loans as of the Statistical Calculation Date, _____% were secured by mortgages on single-family dwellings, ____% by mortgages on two- to four-family dwellings,
                                           ____% by mortgages on condominiums, ____% by mortgages on planned unit developments, ____% by mortgages on manufactured homes and ____% by mortgages on townhouses. See "The Mortgage Loan Pool" herein.

                                           All of the Initial Mortgage Loans have maximum Coupon Rates. As of the Statistical
                                           Calculation Date, the weighted average maximum Coupon Rate of the Initial Mortgage
                                           Loans is _____% per annum, with maximum Coupon Rates that range from approximately
                                           ______% per annum to ______% per annum. As of the Statistical Calculation Date, the Initial Mortgage Loans have a weighted average gross margin of _____%. The gross margin for the Initial Mortgage Loans as of the Statistical Calculation
                                           Date, ranges from _____% to _____%. The minimum Coupon Rates for the Initial
                                           Mortgage Loans as of the Statistical Calculation Date, range from _____% per annum to ______% per annum.


                                       S-4



                                           _____% of the Initial Mortgage Loans as of the Statistical Calculation Date (the
                                           "Six-Month LIBOR Loans"), bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. As of the
                                           Statistical Calculation Date, _____% of the Six-Month LIBOR Loans have a semiannual reset cap of ___%, substantially all of which have a lifetime reset cap ranging from ___% to ___%. The Six-Month LIBOR Loans consist of Initial Mortgage
                                           Loans as of the Statistical Calculation Date aggregating $______________.

                                           _____% of the Initial Mortgage Loans as of the Statistical Calculation Date (the
                                           "2/28 Loans"), bear interest at a fixed rate of interest for a period of two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. As of the Statistical Calculation Date, ____% of the 2/28 Loans have a periodic rate adjustment cap of ___%, substantially all of which have a lifetime reset cap ranging from ___% to ___%; ____% of the 2/28 Loans have a periodic rate adjustment cap of ___% and generally have a lifetime reset cap of ___%. The 2/28 Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date
                                           aggregating $_____________.

                                           ____% of the Initial Mortgage Loans as of the Statistical Calculation Date (the
                                           "3/27 Loans"), bear interest at a fixed rate of interest for a period of three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans with all of such Initial Mortgage Loans being subject to a ___% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap ranging from ___% to ___%. The 3/27 Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date, aggregating $____________.

                                           _____% and ____% of the Initial Mortgage Loans by Loan Balance as of the
                                           Statistical Calculation Date, were originated by AMRESCO Residential Mortgage
                                           Company ("ARMC") and _________________, respectively.


Final Payment Date:                        The Final Payment Date for the Notes is ______ ___, ____, although it is anticipated that the actual final Payment Date for the Notes will occur significantly earlier than the Final Payment Date. See "Prepayment and Yield
                                           Considerations" herein.

Payments--General:                          On the 25th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day, commencing _________________ __,
                                           199__ (each such day being a "Payment Date"), the Indenture Trustee will be required, subject to the availability of amounts therefor, pursuant to the cash flow priorities hereinafter described, to make payments on the Notes to the Owners thereof of record as of the last Business Day preceding such
                                           Payment Date (the "Record Date").

                                           A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in California, The City of New York, the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Note Insurer is located are authorized or obligated by law or executive order to be closed.

                                       S-5



Interest:                                  On each Payment Date, the Notes will be entitled to payments in respect of
                                           Current Interest .

                                           "Current Interest" means, with respect to any Payment Date the sum of (i) the aggregate amount of interest accrued from and including the preceding Payment Date
                                           (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date (the "Accrual Period") at the Note Rate on the outstanding principal balance of the Notes (the "Note Principal Balance"),
                                           (ii) any Interest Carry Forward Amount and (iii) the Preference Amount as it
                                           relates to interest previously paid on such Note prior to such Payment Date (in accordance with the Note Insurance Policy); provided, however, that Current
                                           Interest will be reduced by the amount of any Civil Relief Interest Shortfalls (as defined in the Sale and Servicing Agreement). All calculations of interest on the
                                           Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                                           The "Interest Carry Forward Amount" for any Payment Date is the sum of (x) the
                                           amount, if any, by which (i) the Current Interest as of the immediately preceding
                                           Payment Date exceeded (ii) the amount of the actual payments of interest made on such immediately preceding Payment Date plus (y) interest on the amount in clause
                                           (x) above calculated at the Note Rate for the number of days in the related
                                           Accrual Period.

                                           On each Payment Date, the "Note Rate" will be equal to the lesser of (x) the
                                           Formula Note Rate and (y) the Available Funds Cap.

                                           The "Formula Note Rate" for any Payment Date will equal the lesser of (x)(i) with respect to any Payment Date which occurs on or prior to the Redemption Date (as defined herein), One-Month LIBOR plus ____% per annum and (ii) with respect to any
                                           Payment Date thereafter, One-Month LIBOR plus ____% per annum, and (y) _____% per annum.

                                           The "Available Funds Cap" for any Payment Date will equal the weighted average of the Coupon Rates on the Mortgage Loans, less (i) prior to the Payment Date in
                                           __________ 199__, _______% per annum, and (ii) on or after the Payment Date in
                                           ___________ 199__, _______% per annum.

                                           If, on any Payment Date, the Available Funds Cap limits the Note Rate (i.e., the rate as determined by the Available Funds Cap is less than the Formula Note Rate), the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the Formula Note Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds
                                           Cap Carry Forward Amount"). The Note Insurance Policy does not cover the Available
                                           Funds Cap Carry Forward Amount; the payment of such amount may be funded only from
                                           (i) any excess interest resulting from the Available Funds Cap being in excess of the Formula Note Rate on future Payment Dates and (ii) any Net Monthly Excess
                                           Cashflow which would otherwise be paid to the Servicer or the Indenture Trustee on account of certain reimbursable amounts described in the Sale and Servicing
                                           Agreement, or to the Owners of the Residual Interests.


                                       S-6



                                           The "Redemption Date" is the first Monthly Remittance Date on which the aggregate
                                           Loan Balance of the Mortgage Loans has declined to less than 10% of the sum of (x)
                                           the aggregate Loan Balance of the Initial Mortgage Loans as of the Cut-Off Date
                                           (the "Original Aggregate Loan Balance") plus (y) the original Pre-Funded Amount
                                           (such sum, the "Maximum Collateral Amount").

Principal:                                 On each Payment Date, payments in reduction of the Note Principal Balance will be made in the amounts described herein.  The "Principal Payment
                                           Amount" for each Payment Date shall be the lesser of:

                                           (a) the Total Available Funds (as defined herein) plus any Insured Payment minus the Current Interest and the Trust Fees and Expenses for such Payment Date; and

                                           (b) the excess, if any, of

                                               (i) the sum of (without duplication):

                                                   (A) the Preference Amount with respect to principal owed to each Owner of a Note that remains unpaid as of such Payment Date;

                                                   (B) the principal portion of all scheduled monthly payments on the
                                                   Mortgage Loans due on or prior to the related Due Date thereof, to the extent actually received by the Servicer during the related Remittance
                                                   Period and any Prepayments made by the Mortgagors and actually received by the Servicer during the related Remittance Period;

                                                   (C) the balance of each Mortgage Loan (the "Loan Balance") that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Servicer during the related Remittance Period;

                                                   (D) any Substitution Amounts (i.e., the excess, if any, of the Loan
                                                   Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest)
                                                   delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan (to the extent such
                                                   Substitution Amounts relate to principal), to the extent such Substitution
                                                   Amounts are actually received by the Servicer on the related Remittance
                                                   Date;

                                                   (E) all Net Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                                                   (F) the amount of any Overcollateralization Deficit for such Payment Date;


                                       S-7



                                                   (G) the principal portion of the proceeds received by the Indenture
                                                   Trustee upon termination of the Trust Estate (to the extent such proceeds relate to principal);

                                                   (H) on the Payment Date immediately following the end of the Funding
                                                   Period, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Mortgage Loans during the Funding
                                                   Period; and

                                                   (I) the amount of any Overcollateralization Increase Amount for such
                                                   Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                                                       over

                                               (ii) the amount of any Overcollateralization Reduction Amount for such
                                                    Payment Date.

                                           The "Remittance Period" with respect to any Monthly Remittance Date is the period from the second day of the month immediately preceding such Monthly Remittance
                                           Date to the first day of the month in which such Monthly Remittance Date occurs. A
                                           "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Note Account, which is the 20th day of each month, or if such day is not a Business Day, the next preceding Business Day, commencing in __________ 199__.

                                           The "Preference Amount" is any amount (other than amounts in respect of the
                                           Available Funds Cap Carry Forward Amount) previously distributed to an Owner on a
                                           Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (Title 11 of the United States Code), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                           The "Premium Amount" is the amount payable to the Note Insurer as premium for the
                                           Note Insurance Policy.

Monthly Servicing Fee:                     The Servicer will retain a fee (the "Servicing Fee") equal to ____% per annum, payable monthly at one-twelfth the annual rate of the then outstanding principal balance of each Mortgage Loan as of the first day of each Remittance Period.

Credit Enhancement:                        The credit enhancement provided for the benefit of the Notes consists of (x) the overcollateralization which utilizes the excess interest created by the internal cash flows of the Pool and (y) the Note Insurance Policy.

                                           Overcollateralization. The required application of the cash flow from the Pool results in a limited acceleration of the Notes relative to the amortization of the
                                           Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment in reduction of the Note Principal Balance. This acceleration feature creates overcollateralization (i.e., the excess of the aggregate outstanding Loan
                                           Balance of the Mortgage Loans over the Note

                                       S-8



                                           Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease unless necessary to maintain the required level of overcollateralization.

                                           The Sale and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Notes to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Prepayment and Yield Considerations", "Credit Enhancement --
                                           Overcollateralization Provisions" herein and "Credit Enhancement" in the
                                           Prospectus.

                                           Financial Guaranty Note Insurance Policy. ________________________, a
                                           ________________ insurance company (the "Note Insurer"), will issue a financial guaranty note insurance policy (the "Note Insurance Policy") with respect to the
                                           Notes.

                                           Pursuant to the provisions of the Note Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee certain payments to the Indenture
                                           Trustee for the benefit of the Owners of the Notes. The amount of the actual payment, if any, made by the Note Insurer to the Indenture Trustee for the benefit of the Owners of the Notes under the Note Insurance Policy on each Payment Date
                                           (the "Insured Payment") is the excess, if any, of (i) the sum of (a) the Current
                                           Interest, (b) the Overcollateralization Deficit and (c) the Preference Amount
                                           (without duplication) over (ii) the Total Available Funds (after any deduction for the Trust Fees and Expenses) and after taking into account the portion of the
                                           Principal Payment Amount to be actually distributed on such Payment Date (without regard to any Insured Payment to be made with respect to such Payment Date). The
                                           Note Insurance Policy does not insure the payment of Available Funds Cap Carry
                                           Forward Amounts.

                                           Insured Payments do not cover Realized Losses except to the extent that an
                                           Overcollateralization Deficit exists. Insured Payments do not cover the Servicer's failure to make Delinquency Advances pursuant to the Sale and Servicing Agreement, except to the extent that an Overcollateralization Deficit would otherwise result therefrom. Nevertheless, the effect of the Note Insurance Policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the Notes.

                                           The Note Insurance Policy is noncancellable for any reason.

                                           Unless a Note Insurer Default exists, the Note Insurer shall have the right to exercise certain rights of the Owners of the Notes, as specified in the Indenture, without any consent of such Owners; and such Owners may exercise such rights only with the prior written consent of the Note Insurer, except as provided in the
                                           Indenture. In addition, to the extent of unreimbursed payments under the Note
                                           Insurance Policy, the Note Insurer will be subrogated to the rights of the Owners of the Notes on which such Insured Payments were made. In connection with each
                                           Insured Payment on a Note, the Indenture Trustee, as attorney-in-fact for the
                                           Owner thereof, will

                                       S-9



                                           be required to assign to the Note Insurer the rights of such Owner with respect to the Note to the extent of such Insured Payment. "Note Insurer Default" is defined under the Sale and Servicing Agreement as the existence and continuance of (x) the failure by the Note Insurer to make a required payment under the Note Insurance
                                           Policy or (y) the bankruptcy or insolvency of the Note Insurer.

                                           The "Trust Fees and Expenses" are the Premium Amount, the Indenture Trustee Fee
                                           and any Trustee Reimbursable Expenses (each as defined herein).

Pre-Funding Account:                       On the Closing Date, an aggregate cash amount (the "Pre-Funded Amount")
                                           of no more than $___________ will be deposited in the Pre-Funding
                                           Account.  During the period (the "Funding Period") from the Closing Date until the earliest to occur of (i) the date on which the Pre-Funded Amount is reduced to $100,000 or less, (ii) the occurrence of a "Servicer
                                           Termination Event" (as defined in the Sale and Servicing Agreement) or an
                                           "Event of Default" (as defined herein) or (iii) _______________ __, 199__, the Pre-Funded Amount will be maintained in the Pre-Funding Account.
                                           The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Sale and Servicing Agreement.  Subsequent Mortgage Loans
                                           purchased on any date (each, a "Subsequent Transfer Date") must satisfy the criteria set forth in the Sale and Servicing Agreement.  See "The Mortgage
                                           Loan Pool-- Conveyance of Subsequent Mortgage Loans" herein.  Any
                                           Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes on the Payment Date immediately following the end of the Funding Period, thus resulting in a partial principal prepayment of the Notes as specified herein under "Description of the
                                           Notes-- Payments."  All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized
                                           Interest Account.
Capitalized Interest
  Account:                                 On the Closing Date, cash in an amount satisfactory to the Note Insurer will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Indenture Trustee in trust for the Owners of the Notes.  The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Indenture
                                           Trustee on each Payment Date during and immediately after the Funding
                                           Period to fund the excess, if any, of (i) the amount of interest accruing on the outstanding Pre-Funded Amount at a rate equal to the Note Rate over (ii)
                                           the amount of any reinvestment income on monies on deposit in the Pre-
                                           Funding Account.  Such amounts on deposit will be so applied by the
                                           Indenture Trustee on the Payment Dates during and immediately after the
                                           Funding Period to fund any such excess.  Any amounts remaining in the
                                           Capitalized Interest Account not needed for such purpose will be paid to the
                                           Seller or its designee at the end of the Funding Period.
Mandatory Prepayment of
  Certificates:                            It is intended that the principal amount of Subsequent Mortgage Loans sold to the Issuer will require application of substantially all of the original Pre-
                                           Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Notes from the Pre-Funding
                                           Account.  In the event that the Depositor is unable to sell Subsequent
                                           Mortgage Loans to the Issuer during the Funding Period in an amount equal

                                       S-10



                                           to the Pre-Funded Amount, principal prepayments to Owners of the Notes will occur on the Payment Date immediately following the end of the Funding Period in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

Book Entry Registration of the
Notes:                                     The Notes will initially be issued in book entry form. Persons acquiring beneficial ownership interests in the Notes ("Beneficial Owners") will hold their interests through The Depository Trust Company ("DTC"), in the United States, or
                                           Cedel Bank, S.A. ("Cedel") or the Euroclear System ("Euroclear"), in Europe.
                                           Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                           So long as the Notes are Book Entry Notes (as defined herein), such Notes will be evidenced by one or more Notes registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase
                                           Manhattan Bank ("Chase" and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC or one of the European Depositaries. The Notes will initially be registered in the name of Cede. The interests of the Owners of such
                                           Notes will be represented by book entries on the records of DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive note representing such person's interest, except in the event that Definitive Notes (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Notes reflect the rights of
                                           Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC. See "Global
                                           Clearance, Settlement and Tax Documentation Procedures" in Annex I attached hereto and "Description of the Notes-- Book Entry Registration of the Notes" herein, and
                                           "Description of the Securities-- Book Entry Registration" in the Prospectus.

Optional Redemption - Clean-Up
    Call:                                  The holders of Residual Interests exceeding in the aggregate a 50% percentage interest (the "Majority Residualholders") may, at their option, effect an early redemption of the Notes and terminate the Trust on any Payment Date on or after the Redemption Date by purchasing all of the Mortgage Loans at a price equal to or greater than the Redemption Price (as defined under "Administration--Redemption of
                                           Notes" herein). The proceeds from any such purchase of the Mortgage Loans will be used by the Issuer to redeem the Notes and terminate the Indenture. In addition, the Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Mortgage Loans from the
                                           Issuer and thereby effect a redemption of the Notes and terminate the Indenture.
                                           See "Administration-- Redemption of the Notes" herein.

Ratings:                                   It is a condition of issuance of the Notes that they be rated "Aaa" by Moody's
                                           Investors Services Inc. ("Moody's") and "AAA" by Standard & Poor's Rating
                                           Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's").
                                           Moody's and Standard & Poor's are referred to

                                       S-11



                                           herein collectively as the "Rating Agencies". The ratings issued by the Rating
                                           Agencies on the payment of principal and interest on the Notes do not cover the payment of any Available Funds Cap Carry Forward Amounts. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. No Rating Agency is obligated to maintain any rating on the Notes and, accordingly, there can be no assurance that the rating assigned to Notes upon initial issuance thereof will not be lowered or withdrawn at any time thereafter. See "Ratings" herein.

Federal Tax Aspects:

                                           No election will be made to treat the Trust Estate or any portion thereof as a
                                           "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

                                           Upon the issuance of the Notes, Arter & Hadden LLP, counsel to the Issuer, will deliver its opinion that the Notes will be treated as debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer, the Depositor or the Seller. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the
                                           Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation
                                           Section 1.7704-1. An Owner of a Note, by its acceptance of a Note, will be deemed to have agreed to treat the Note as indebtedness. An Owner will not be required to report income with respect to the Note under an accrual method unless the Owner otherwise uses the accrual method or purchases a Note which has original issue discount.

                                           The Notes will not represent "real estate assets" for purposes of Section
                                           856(c)(5)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or
                                           "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                           Investors are advised to consult their tax advisors and to review "Certain Federal
                                           Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations:                      Subject to the considerations discussed under "ERISA Considerations" herein and in the Prospectus, the Notes may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended
                                           ("ERISA"). See "ERISA Considerations" herein and in the Prospectus.

Legal Investment Considerations:           The Notes will not constitute "mortgage related securities" for purposes of the
                                           Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on qualifying first lien mortgage loans may not be legally authorized to invest in the Notes.

                                  RISK FACTORS

         Prospective investors in the Notes should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes.

         Sensitivity to Prepayments. The Mortgage Loans may be prepaid by the related mortgagor in whole or in part at any time. However, approximately, _____% of the Initial Mortgage Loans as of the Statistical Calculation Date require the payment of a fee in connection with certain prepayments. See "The Portfolio of Mortgage Loans--Prepayment Penalties" herein for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Mortgage Loans. Furthermore, the Seller may initiate a refinance policy as described in "The Portfolio of Mortgage Loans-Prepayment Penalties" herein which could have an impact on prepayments of the Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets" in the Prospectus. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease.

         All of the Mortgage Loans are adjustable rate mortgage loans. As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable rate mortgage loans may be inclined to refinance such mortgage loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap, maximum Coupon Rate and minimum Coupon Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on adjustable rate mortgage loans may differ from that on fixed rate mortgage loans because the amount of the monthly payments on adjustable rate mortgage loans are subject to adjustment on each payment change date.

         The average life of the Notes, and, if purchased at other than par, the yields realized by Owners of the Notes will be sensitive to levels of payment (including any payments of principal received before the scheduled due date (the "Prepayments")) on the Mortgage Loans. In general, the yield on the Notes if purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Notes if purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

         Risk of Higher Delinquencies Associated with Guidelines. The Underwriting Guidelines (as described herein under "The Portfolio of Mortgage Loans - Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to Fannie Mae and FHLMC guidelines but who have substantial equity in their property. Furthermore, the Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property from that indicated in the Originators' loan-to-value determination.

         As a result of the Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and FHLMC conforming guidelines. Furthermore, changes in the values of Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

         Risk of Mortgage Loan Coupon Rates Reducing the Note Rate. The calculation of the Note Rate is based upon (i) the value of an index (One-Month LIBOR) which is different from the value of the indices applicable to the Mortgage Loans as described under "The Mortgage Loan Pool" either as a result of the use of a different index, rate determination date or rate adjustment date and (ii) the weighted average of the Coupon Rates of the Mortgage Loans, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. As of the Statistical Calculation Date, ____% of the Mortgage Loans by aggregate Loan Balance are Six-Month LIBOR Loans. While _____% of the Six-Month LIBOR Loans first adjust approximately six months after origination, _____% of the Six-Month LIBOR Loans do not first adjust until approximately two or three years from the date of origination and the remainder of the Six-Month LIBOR Loans do not first adjust until approximately one year from the date of origination. The Note Rate adjusts monthly based upon One-Month LIBOR as described under "Description of the Notes -- Calculation of One-Month LIBOR" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Mortgage Loans (net of the Servicing Fee and the Trust Fees and Expenses) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Notes during the related Accrual Period. In particular, the Note Rate adjusts monthly, while the interest rates of the Mortgage Loans adjust less frequently with the result that the Available Funds Cap may limit increases in the Note Rate for extended periods in a rising interest rate environment. In addition, One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation among them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if each of One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, if the Available Funds Cap determines the Note Rate for a Payment Date, the value of the Notes may be temporarily or permanently reduced.

         Although Owners of the Notes will be entitled to receive any Available Funds Cap Carry Forward Amount from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available. The failure to pay any Available Funds Cap Carry Forward Amount due to a lack of funds therefor will not constitute an Event of Default under the Indenture. In addition, the Note Insurance Policy does not cover, and the ratings of the Notes do not address the likelihood of the payment of any Available Funds Cap Carry Forward Amount.

         The Subsequent Mortgage Loans and the Pre-Funding Account. Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Issuer (each, a "Subsequent Transfer Agreement") and in the Sale and Servicing Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner adverse to the interest of the Owners of the Notes; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) each Subsequent Mortgage Loan will be an adjustable rate Mortgage Loan; and (v) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Sale and Servicing Agreement, as described herein under "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" and the Note Insurer shall have consented to such conveyance. The Sale and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Note Insurer.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Issuer by the end of the Funding Period, the Owners of the Notes will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Payment Date immediately following the Funding Period. The Seller intends that the principal amount of Subsequent Mortgage Loans sold to the Issuer will require the application of substantially all amounts on deposit in the Pre-Funding Account and that therefore there will be no material principal prepayment to the Owners of the Notes.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may be originated or purchased by the Seller using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Following the transfer of Subsequent Mortgage Loans to the Issuer, it is anticipated that the aggregate characteristics of the Mortgage Loans then held by the Issuer will not vary significantly from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and, in addition, could subject the Originator to damages and administrative enforcement. The Originator will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Issuer constitutes a sale by the Seller to the Depositor and by the Depositor to the Issuer and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Notes.

         On the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Indenture Trustee and the Seller will have received an opinion of Arter & Hadden LLP, counsel to the Seller and the Depositor, with respect to the true sale of Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuer, in form and substance satisfactory to the Indenture Trustee and the Rating Agencies.

         Risk of Higher Default Rates Associated with California Real Property. Because _____% by principal amount of the Properties relating to Initial Mortgage Loans as of the Statistical Calculation Date, are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Properties securing such Initial Mortgage Loans causing the Loan Balances of the related Initial Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mud flows). See "Servicing of Mortgage Loans and Contracts - Standard Hazard Insurance" in the Prospectus.

         Risk Associated with the Note Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of an Overcollateralization Deficit, the Note Insurer is unable to meet its obligations under the Note Insurance Policy, then the Owners of the Notes could experience a loss of their investment.


                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators.

Underwriting Guidelines

         The Mortgage Loans have been originated by the Originators in accordance with the underwriting guidelines established by each of them and reviewed and approved by the Seller (the "Underwriting Guidelines"). The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pools will represent such underwriting exceptions.

         Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

         All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

         Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed by the Originator.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The Mortgage Loans were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the loan-to-value ratio is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, the mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

         The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the loan-to-value ratio is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

         The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         ARCC Performance Assumption Grouping

         The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the Originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the Originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

         Seller's PAG I

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five years of established credit with five trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

         Seller's PAG II

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately three years of established credit with three trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

         Seller's PAG III

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately two years of established credit with two trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

         Seller's PAG IV

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

         Seller's PAG V

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

         Approximately _____%, _____%, _____%, ____% and ____% of the Initial
Mortgage Loans, as of the Statistical Calculation Date, are in the Seller's PAG I, PAG II, PAG III, PAG IV, and PAG V categories, respectively.

         Approximately _____%, ____% and _____% of the Initial Mortgage Loans, as of the Statistical Calculation Date, are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

Prepayment Penalties

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately _____% of the Initial Mortgage Loans, as of the Statistical Calculation Date, provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made generally up to five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally up to the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

         The Seller may initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

The Servicer

         The information set forth below concerning the Servicer has been provided to the Depositor by the Servicer. Neither the Depositor, the Seller, the Indenture Trustee, the Owner Trustee, the Underwriters nor any of their respective affiliates have made any independent investigation of such information.

                                   THE ISSUER

         The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement under the laws of the State of Delaware. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust Estate and the proceeds therefrom, (ii) issuing the Notes and the Residual Interest, (iii) making payments on the Notes and the Residual Interest and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith. The Residual Interest represents the residual interest in the assets of the Trust Estate. The Notes and the Residual Interests will be delivered by the Issuer to the Depositor as consideration for the Mortgage Loans sold to it and the Depositor will in turn deliver the Residual Interests and the proceeds of the Notes to the Seller as consideration for the Mortgage Loans sold to it, all pursuant to the Sale and Servicing Agreement. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Depositor maintains its principal offices at 700 N. Pearl, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Notes.

                                 USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Notes. Net proceeds from the sale of the Notes will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will represent the purchase price to be paid by the Issuer to the Depositor for the Initial Mortgage Loans. The net proceeds, after funding transaction costs, will be used to pay down the Seller's warehouse facilities with certain affiliates of the Underwriters, and any remaining proceeds will be added to the Seller's general funds and will be available for general corporate purposes.


                             THE MORTGAGE LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Mortgage Loans as of Statistical Calculation Date. The pool of Mortgage Loans aggregated $____________ as of the Statistical Calculation Date. Additional Mortgage Loans will be purchased by the Trust for inclusion in the Trust from the Depositor on the Closing Date. Such additional Initial Mortgage Loans will represent Initial Mortgage Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. The Depositor expects that the actual pool of Initial Mortgage Loans as of the Closing Date will represent at least $___________. In addition, with respect to the pool of Mortgage Loans as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain loans included in the pool of Mortgage Loans as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Loan pool as of the Closing Date will vary from the statistical distribution of such characteristics for the Mortgage Loans as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

         Subsequent Mortgage Loans are intended to be purchased by the Issuer from the Depositor from time to time on or before ____________ ___, 199___ from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to collectively as the "Mortgage Loans." The Subsequent Mortgage Loans to be purchased by the Issuer will be sold by the Seller to the Depositor and then by the Depositor to the Issuer.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of loan principal balances relating to the Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Statistical Calculation Date, based on the scheduled principal balances of the Initial Mortgage Loans, after giving effect to all principal payments due on or prior to the Cut-Off Date. The pool of Initial Mortgage Loans consists of adjustable rate Mortgage Loans with remaining terms to maturity of not more than 359 months (including both fully amortizing Mortgage Loans and Balloon Mortgage Loans). The Mortgage Loans have the characteristics set forth below as of the Statistical Calculation Date. The columns entitled "% of Aggregate Loan Balance" and "Aggregate Loan Balance" in the following tables may not sum to 100% and $___________, respectively, due to rounding.

         The Loan-to-Value Ratios shown below were calculated based upon the lower of the sales prices and the appraised values of the Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         All of the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         The information set forth with respect to the Mortgage Loans is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Master Servicer, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Statistical Calculation Date, the average scheduled Loan Balance of the Initial Mortgage Loans was $_________; the Coupon Rates of the Initial Mortgage Loans ranged from _____% per annum to ______% per annum; the weighted average Coupon Rate of the Initial Mortgage Loans was _____% per annum; the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans determined as of the date of origination was ______%; the weighted average remaining term to maturity was approximately ____ months; and the weighted average original term to maturity was approximately ____ months. The remaining terms to maturity as of the Statistical Calculation Date of the Initial Mortgage Loans ranged from ____ months to ____ months. The minimum and maximum Loan Balances of the Initial Mortgage Loans as of the Statistical Calculation Date were $_________ and $__________, respectively. No Initial Mortgage Loan as of the Statistical Calculation Date will mature later than _______________ ___,
______.

         All of the Initial Mortgage Loans have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans as of the Statistical Calculation Date was ______% per annum, with maximum Coupon Rates that range from ______% per annum to ______% per annum. As of the Statistical Calculation Date, the weighted average minimum Coupon Rate of the Initial Mortgage Loans was _____% per annum, with minimum Coupon Rates that range from _____% per annum to ______% per annum. The Initial Mortgage Loans have a weighted average gross margin as of the Statistical Calculation Date of ______%. The gross margin for the Initial Mortgage Loans as of the Statistical Calculation Date ranges from _____% to _____%.

         ______% of the Initial Mortgage Loans as of the Statistical Calculation Date are Six-Month LIBOR Loans that bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. _____% of the Six-Month LIBOR Loans as of the Statistical Calculation Date have a semiannual reset cap of ___%, substantially all of which have a lifetime reset cap ranging from ___% to ___%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $______________ as of the Statistical Calculation Date.

         _____% of the Initial Mortgage Loans as of the Statistical Calculation Date are 2/28 Loans that bear interest at a fixed rate of interest for a period of approximately two years after origination and thereafter have semiannual interest rate and payment adjustments at the same frequencies and in the same manner as the Six-Month LIBOR Loans. _____% of the 2/28 Loans as of the Statistical Calculation Date have a periodic rate adjustment cap of ___%, and generally have a lifetime reset cap ranging from ___% to ___%. ___% of the 2/28 Loans have a periodic rate adjustment cap of ____% and generally have a lifetime reset cap of ___%. The 2/28 Loans consist of Initial Mortgage Loans aggregating $_____________ as of the Statistical Calculation Date.

         ____% of the Initial Mortgage Loans as of the Statistical Calculation Date are 3/27 Loans that bear interest at a fixed rate of interest for a period of approximately three years after origination and thereafter have semiannual interest rate and payment adjustments at the same frequencies and in the same manner as the Six-Month LIBOR Loans. As of the Statistical Calculation Date, all of the 3/27 Loans are subject to a ___% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap ranging from ___% to ___%. The 3/27 Loans consist of Initial Mortgage Loans aggregating $____________ as of the Statistical Calculation Date.

                      Geographic Distribution of Properties

         The geographic distribution of the Mortgage Loans by state as of the Statistical Calculation Date was as follows:


                       Number of              Aggregate           % of Aggregate
State                Mortgage Loans          Loan Balance          Loan Balance
-----                --------------          ------------          ------------

Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total                                            $                    100.00%
                                                 =========            =======

                          Original Loan-to-Value Ratios

         The original loan-to-value ratios as of the origination dates of the Mortgage Loans (based upon either appraisals made at the time of origination or the sales price thereof) (the "Loan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:

Range of                Number of              Aggregate          % of Aggregate
Original LTV's        Mortgage Loans          Loan Balance         Loan Balance
--------------        --------------          ------------         ------------

10.001  to   15.000%                               $                        %
20.001  to   25.000
25.001  to   30.000
30.001  to   35.000
35.001  to   40.000
40.001  to   45.000
45.001  to   50.000
50.001  to   55.000
55.001  to   60.000
60.001  to   65.000
65.001  to   70.000
70.001  to   75.000
75.001  to   80.000
80.001  to   85.000
85.001  to   90.000
90.001  to   95.000
95.001  to  100.000

Total                                              $                  100.00%
                                                   =========          =======

                    Statistical Calculation Date Coupon Rates

         The Coupon Rates borne by the Notes relating to the Mortgage Loans as of the Statistical Calculation Date were distributed as follows:

Range of                Number of              Aggregate          % of Aggregate
Coupon Rates          Mortgage Loans          Loan Balance         Loan Balance
------------          --------------          ------------         ------------

 5.001  to   6.000%                                $                        %
 6.001  to   7.000
 7.001  to   8.000
 8.001  to   9.000
 9.001  to  10.000
10.001  to  11.000
11.001  to  12.000
12.001  to  13.000
13.001  to  14.000
14.001  to  15.000
15.001  to  16.000
16.001  to  17.000

Total                                              $                  100.00%
                                                   =========          =======

                   Statistical Calculation Date Loan Balances

         The distribution of the outstanding principal amounts of the Mortgage Loans as of the Statistical Calculation Date were as follows:

Statistical
Calculation Date            Number of           Aggregate         % of Aggregate
Loan Balances             Mortgage Loans       Loan Balance        Loan Balance
-------------             --------------       ------------        ------------

        Up to $ 25,000.00                          $                        %
 25,000.01 to   50,000.00
 50,000.01 to   75,000.00
 75,000.01 to  100,000.00
100,000.01 to  125,000.00
125,000.01 to  150,000.00
150,000.01 to  175,000.00
175,000.01 to  200,000.00
200,000.01 to  250,000.00
250,000.01 to  300,000.00
300,000.01 to  350,000.00
350,000.01 to  400,000.00
400,000.01 to  450,000.00
450,000.01 to  500,000.00
500,000.01 to  550,000.00
Over       550,000.00

Total                                              $                  100.00%
                                                   =========          =======


                          Types of Mortgaged Properties

         The Properties securing the Mortgage Loans as of the Statistical Calculation Date were of the property types as follows:

                            Number of           Aggregate         % of Aggregate
Property Types            Mortgage Loans       Loan Balance        Loan Balance
--------------            --------------       ------------        ------------

Single Family Detached                            $                        %
Two- to Four-Family
Condominium
Single Family Attached
Manufactured Housing
Planned Unit Development
Townhouse
Multi-Family
Mixed Use

Total                                             $                  100.00%
                                                  ========           =======

                    Distribution of Months Since Origination

         The distribution of the number of months since the date of origination of the Mortgage Loans as of the Statistical Calculation Date was as follows:


Number Elapsed             Number of             Aggregate        % of Aggregate
Since Origination        Mortgage Loans        Loan Balance        Loan Balance
-----------------        --------------        ------------        ------------
 0 to 1                                          $                             %
 2 to 12
13 to 24
25 or more

Total                                            $                       100.00%
                                                 =======                 ======



                   Distribution of Remaining Term to Maturity

         The distribution of the number of months remaining to maturity of the Mortgage Loans as of the Statistical Calculation Date was as follows:


Months Remaining           Number of           Aggregate         % of Aggregate
to Maturity             Mortgage Loans       Loan Balance         Loan Balance
-----------             --------------       ------------         ------------

 Up to 120                                   $                              %
121 to 180
181 to 240
301 to 360

Total                                        $                        100.00%
                                             ==========               ======



                                Occupancy Status

         The occupancy status of the Properties securing the Mortgage Loans as of the Statistical Calculation Date based on representations by the borrowers at the time of origination of such Mortgage Loan. was as follows:


                               Number of            Aggregate     % of Aggregate
Occupancy Status             Mortgage Loans       Loan Balance     Loan Balance
----------------             --------------       ------------     ------------

Owner Occupied                                      $                        %
Investor Owned
Vacation/Second Home

Total                                               $                  100.00%
                                                    ===========        =======

                          Distribution by Lien Position

         The lien position of the Mortgage Loans as of the Statistical Calculation Date was as follows:


                        Number of              Aggregate        % of Aggregate
Lien Position        Mortgage Loans          Loan Balance        Loan Balance
-------------        --------------          ------------        ------------

First Lien                                      $                           %
Second Lien

Total                                           $                    100.00%
                                                ==========           ======




                             Distribution of Margins


         The margins borne by the Mortgage Notes relating to the Mortgage Loans as of the Statistical Calculation Date were as follows:


                          Number of            Aggregate          % of Aggregate
Range of Margins       Mortgage Loans        Loan Balance          Loan Balance
----------------       --------------        ------------          ------------
 2.001 to  3.000%                              $                             %
 3.001 to  4.000
 4.001 to  5.000
 5.001 to  6.000
 6.001 to  7.000
 7.001 to  8.000
 8.001 to  9.000
 9.001 to 10.000
10.001 to 11.000
11.001 to 12.000
12.001 to 13.000
     Total                                     $                       100.00%
                                               =========               ======

                      Distribution of Maximum Coupon Rates

         The maximum Coupon Rates borne by the Mortgage Notes relating to the Mortgage Loans as of the Statistical Calculation Date were as follows:


Range of Maximum           Number of             Aggregate       % of Aggregate
  Coupon Rates           Mortgage Loans         Loan Balance      Loan Balance
  ------------           --------------         ------------      ------------

 6.001 to  7.000%                                 $                     %
 7.001 to  8.000
10.001 to 11.000
11.001 to 12.000
12.001 to 13.000
13.001 to 14.000
14.001 to 15.000
15.001 to 16.000
16.001 to 17.000
17.001 to 18.000
18.001 to 19.000
19.001 to 20.000
20.001 to 21.000
21.001 to 22.000
22.001 to 23.000
26.001 to 27.000
30.001 to 35.000
35.001 to 40.000
     Total                                        $                  100.00%
                                                  =========          =======

                    Distribution of Next Rate Adjustment Date

           The month of the next rate adjustment date for each of the Mortgage Notes relating to the Mortgage Loans as of the Statistical Calculation Date was as follows:


Date of Next                  Number of         Aggregate         % of Aggregate
Rate Adjustment Date        Mortgage Loans     Loan Balance        Loan Balance
--------------------        --------------     ------------        ------------

August 1998                                      $                         %
September 1998
October 1998
November 1998
December 1998
January 1999
February 1999
March 1999
April 1999
May 1999
June 1999
July 1999
August 1999
September 1999
October 1999
November 1999
December 1999
January 2000
February 2000
March 2000
April 2000
May 2000
June 2000
July 2000
August 2000
September 2000
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
August 2002
December 2002
January 2003
February 2003
March 2003
April 2003
May 2003

Total                                            $                   100.00%
                                                 ========            ======

Conveyance of Subsequent Mortgage Loans

         The Sale and Servicing Agreement permits the Issuer to acquire Subsequent Mortgage Loans in an aggregate principal balance equal to the Pre-Funded Amount. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of each Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans, but the Seller does not expect such variance to be material.

         The obligation of the Issuer to purchase a Subsequent Mortgage Loan on a Subsequent Transfer Date for assignment to the Mortgage Loan Pool is subject, among other factors, to the following requirements: (i) the rating on the Notes shall not have been downgraded by any Rating Agency; (ii) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (iii) the weighted average margin of the Subsequent Mortgage Loans will be at least ____%; (iv) such Subsequent Mortgage Loan will be an adjustable rate Mortgage Loan; (v) the original term to maturity of such Subsequent Mortgage Loan may not exceed 30 years; (vi) such Subsequent Mortgage Loan must be a first lien; (vii) following the purchase of such Subsequent Mortgage Loan by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least _____%; (b) will have a weighted average Loan-to-Value Ratio of not more than _____%; (c) will have at least _____% Mortgage Loans which are owner occupied; and (d) will have at least _____% Mortgage Loans secured by single family detached properties.


                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Notes will relate to the rate of payment of principal of the Mortgage Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Seller. The Mortgage Loans may be prepaid by the related Mortgagors, in whole or in part, at any time. However, approximately _____% of the Mortgage Loans as of the Statistical Calculation Date (by Loan Balance) require the payment of a fee in connection with certain prepayments which may affect the rate of principal payment. For a discussion of such provisions, see "The Portfolio of Mortgage Loans - Prepayment Penalties" herein. In addition, the actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         Adjustable rate Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan or 3/27 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Mortgage Loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the Mortgage Loans are subject to adjustment on each adjustment date.

         The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Notes, if the weighted average margins are reduced.

         In addition to the foregoing factors affecting the weighted average life of the Notes, the overcollateralization provisions of the transaction result in an additional reduction of the Note Principal Balance relative to the amortization of the Mortgage Loans in early months of the transaction. This creates overcollateralization which results from the excess of the aggregate Loan Balance of the Mortgage Loans over the Note Principal Balance.

Mandatory Prepayment

         In the event that prior to the end of the Funding Period the Depositor is unable to sell Subsequent Mortgage Loans to the Issuer in an amount equal to the Pre-Funded Amount, the Owners of the Notes will receive a partial prepayment on the Payment Date immediately following the end of the Funding Period in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

         The Depositor intends to use substantially all of the amount on deposit in the Pre-Funding Account to purchase Subsequent Mortgage Loans such that no material amount of principal is expected to be prepaid at the end of the Funding Period.

Prepayment and Yield Scenarios for the Notes

         As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date), the yield to maturity on a Note will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Final Payment Date for the Notes is __________ ___, _____. This date is the Payment Date in the twelfth month after the date on which the initial Note Principal Balance as of the Closing Date would be reduced to zero, assuming that no Prepayments are received on the Mortgage Loans, that scheduled monthly payments of principal and interest on the Mortgage Loans are timely received and that the overcollateralization mechanics of the transaction are not used to make accelerated payments of principal to the Owners of the Notes. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Payment Date with respect to the Notes could occur significantly earlier than the Final Payment Date because (i) Prepayments are likely to occur and (ii) the Majority Residualholders may cause a redemption of the Notes on or after the Redemption Date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

         Each Accrual Period for the Notes will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Payment Date. After the initial Accrual Period, the Note Rate will be adjusted by reference to changes in the level of One-Month LIBOR, subject to the effects of the applicable limitation described herein.

         The Note may be calculated by reference to the Coupon Rates on the Mortgage Loans. Although the Coupon Rates on the Mortgage Loans are subject to adjustment, the Coupon Rates adjust less frequently than the Note Rate which adjust by reference to One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of

One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes.

         Certain of the Mortgage Loans, including the 2/28 Loans and the 3/27 Loans, were originated with initial Coupon Rates that were based on competitive conditions. As a result, the Coupon Rates on such Mortgage Loans are more likely to adjust on their first, and possibly subsequent adjustment dates subject to the effects of the applicable periodic rate cap and lifetime cap. Because the Note Rate is limited by the Available Funds Cap on each Payment Date, limits on changes in the Coupon Rates of the Mortgage Loans may limit changes in the Note Rate. In addition, the Coupon Rates for the 2/28 Loans will not adjust until approximately the date on which the 24th scheduled monthly payment is due and the Coupon Rates for the 3/27 Loans will not adjust until approximately the date on which the 36th scheduled monthly payment is due.

         The Available Funds Cap on a Payment Date will depend, in part, on the weighted average of the then-current Coupon Rates of the outstanding Mortgage Loans. If the Mortgage Loans bearing higher Coupon Rates were to prepay, the weighted average Coupon Rate of the Mortgage Loans, and consequently the Available Funds Cap, would be lower than otherwise would be the case.

         The model used in this Prospectus Supplement is the constant prepayment rate ("CPR") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Note Principal Balance outstanding and weighted average life of the Notes set forth in the tables. In addition, since the actual Mortgage Loans have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Notes may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans having the approximate characteristics as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Notes occurs on _________ ___, 199__, (iii) payments on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in ________________ in accordance with the priorities described herein, (iv) the difference between the gross Coupon Rate and the net Coupon Rate is equal to the Servicing Fee and the net Coupon Rate is further reduced by the Trust Fees and Expenses, (v) the prepayment rate of the Mortgage Loans occurs at the CPR rates set forth in the table, (vi) prepayments include 30 days' interest thereon, (vii) no reinvestment income from any Trust account is available for payment to the Owners of the Notes other than the Pre-Funding Account, which accrues on the funds therein based on a rate of ____% per annum; (viii) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of the Remittance Period (with no defaults), (ix) the level of Six-Month LIBOR remains constant at approximately ____%, (x) the level of One-Month LIBOR remains constant at approximately _______%, (xi) all Mortgage Loans are considered Six-Month LIBOR Loans, (xii) the Coupon Rate for each Mortgage Loan is adjusted on its next rate change date (and on subsequent rate change dates, if necessary) to equal the sum of (a) the applicable index and (b) the respective gross margin (subject to applicable interest rate caps and floors), (xiii) the overcollateralization levels are set as specified in the Sale and Servicing Agreement; (xiv) no optional redemption is exercised (except in the case of the "Weighted Average Life to Call" set forth below) and (xv) all Mortgage Loans accrue interest based on a 360-day year assumed to consist of twelve 30-day months.

                                                   INITIAL MORTGAGE LOANS






             Gross      Net               Initial    Subsequent    Months to     Rate Change   Original Term    Remaining Term
Principal    Coupon    Coupon    Gross    Periodic    Periodic     Next Rate      Frequency     to Maturity       of Maturity
 Balance      Rate      Rate     Margin   Rate Cap    Rate Cap     Reset Date    (in months)    (in months)       (in months)
--------------------------------------------------------------------------------------------------------------------------------
$              %            %        %        %           %              %             %














                                                  SUBSEQUENT MORTGAGE LOANS



             Gross      Net               Initial    Subsequent    Months to     Rate Change   Original Term    Remaining Term
Principal    Coupon    Coupon    Gross    Periodic    Periodic     Next Rate      Frequency     to Maturity       of Maturity
 Balance      Rate      Rate     Margin   Rate Cap    Rate Cap     Reset Date    (in months)    (in months)       (in months)
--------------------------------------------------------------------------------------------------------------------------------
$              %            %        %        %           %              %             %


  The following table sets forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0.0%, 15.0%, 22.5%, 30.0% , 37.5% and 45.0% of the CPR (as defined above).

                 PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE(1)


    Payment       0.0%      15.0%     22.5%      30.0%       37.5%        45.0%
     Date         ----      -----     -----      -----       -----        -----

  Initial
08/25/1999
08/25/2000
08/25/2001
08/25/2002
08/25/2003
08/25/2004
08/25/2005
08/25/2006
08/25/2007
08/25/2008
08/25/2009
08/25/2010
08/25/2011
08/25/2012
08/25/2013
08/25/2014
08/25/2015
08/25/2018
08/25/2017
08/25/2018
08/25/2019
08/25/2025
08/25/2021
08/25/2022
08/25/2023
08/25/2024
08/25/2025
08/25/2026
08/25/2027

    Weighted
    Average
    Life to
    Maturity
   (Years)(2)

    Weighted
    Average
  Life to Call
   (Years)(2)

----------
(1) The percentages in the above table have been rounded to the nearest whole number.

(2) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing by the initial Note Principal Balance and rounding to one decimal place.

                                 THE ORIGINATORS

         The Mortgage Loan Pool consists of Mortgage Loans purchased or originated by in excess of ______________ originators (the "Originators") with aggregate outstanding Loan Balances of $______________. _______________ has originated _____% of the Mortgage Loans as of the Statistical Calculation Date. ARMC has originated ____% of the Mortgage Loans as of the Statistical Calculation Date. ____________ has originated ____% of the Mortgage Loans as of the Statistical Calculation Date. It is the Seller's intent to purchase all of the Subsequent Mortgage Loans from the Originators from whom the Initial Mortgage Loans were purchased although the Sale and Servicing Agreement does not prohibit the Seller from purchasing Subsequent Mortgage Loans from other mortgage loan originators.

         ARMC is a wholly-owned subsidiary of the Seller.


                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Loans and the Properties is based upon the pool as constituted at the close of business on the Statistical Calculation Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Sale and Servicing Agreement, if the Seller deems such removal necessary or appropriate. An aggregate amount of at least $__________ of additional Mortgage Loans will also be included in the pool prior to the issuance of the Notes and the Subsequent Mortgage Loans will be added to the pool after the issuance of the Notes.

         A current report on Form 8-K will be available to purchasers of the Notes and will be filed, and incorporated by reference to the Registration Statement together with the Indenture, the Trust Agreement and the Sale and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes and within fifteen days of the addition of any Subsequent Mortgage Loans. In the event Initial Mortgage Loans are removed from, added to, or Subsequent Mortgage Loans are added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K. A description of the pool of Initial Mortgage Loans, as of the Closing Date including such additional Mortgage Loans, will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Notes.


                            DESCRIPTION OF THE NOTES

General

         The Issuer will issue the Notes pursuant to the Indenture. The Issuer will also issue the Residual Interest pursuant to the Trust Agreement, which represents the residual interest in the Trust Estate. The summaries of certain provisions of the Indenture, the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Agreements") set forth below, under the caption "Administration" herein, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Agreements, prospective investors in the Notes are advised to review the Agreements, a copy of each of which the Depositor will provide (without exhibits) without charge upon written request addressed to the Depositor.

         The Notes will be secured by the Trust Estate created by the Indenture. The Notes represent non-recourse obligations of the Issuer and proceeds of the assets in the Trust Estate will be the sole source of payments of the Notes. The Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee, the Underwriters, any of their respective affiliates or any other entity.

Payment Dates

         On each Payment Date, the Owners of the Notes will be entitled to receive, from amounts then on deposit in a trust account established and maintained by the Indenture Trustee in accordance with the Sale and Servicing Agreement (the "Note Account") and until the Note Principal Balance is reduced to zero, the aggregate payment amount as of such Payment Date as described below. Payments will be made in immediately available funds to Owners of Notes by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Indenture Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Indenture Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors -- Book Entry Registration" and "Description of the Notes -- Book Entry Registration of the Notes" herein and "Description of the Securities -- Book Entry Securities" in the Prospectus.

         The Indenture will provide that an Owner, upon receiving the final payment on such Owner's Notes, will be required to send such Note to the Indenture Trustee. The Indenture additionally will provide that, in any event, any Note as to which the final payment thereon has been made shall be deemed canceled for all purposes of the Indenture and the Note Insurance Policy.

         Each Owner of record of the Notes will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date. The "Percentage Interest" as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Note as of the Cut-Off Date by the Note Principal Balance as of the Cut-Off Date.

Payments

         Upon receipt, the Indenture Trustee will be required to deposit into the Note Account, (i) any Insured Payments, (ii) the proceeds of any liquidation of the assets of the Trust Estate, (iii) all remittances made to the Indenture Trustee by the Servicer, (iv) on the Payment Dates in ________ and ____________, the Capitalized Interest Requirement (as defined in the Sale and Servicing Agreement) and (v) on the Payment Date immediately following the end of the Funding Period any portion of the Pre-Funding Amount remaining unused.

         On each Payment Date, the Indenture Trustee is required to make the following payments and transfers from monies then on deposit in the Note Account as specified below in the following order of priority of each such transfer and payment:

         (i) first, on each Payment Date from amounts then on deposit in the Note Account the Indenture Trustee shall distribute (A) to itself, the Indenture Trustee Fee and the Indenture Trustee Reimbursable Expenses and (B) provided that no Note Insurer Default has occurred and is continuing, the Premium Amount for such Payment Date to the Note Insurer;

         (ii) second, on each Payment Date, the Indenture Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread (as defined herein) with respect to such Payment Date plus (y) any Overcollateralization Reduction Amount with respect to such Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Payment
                    Date) in the following order of priority:

                    (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Principal Payment Amount (excluding any Overcollateralization Increase Amount) pursuant to clause (iv)(C) below in an amount equal to the amount, if any, by which (x) the Principal Payment Amount (excluding any Overcollateralization Increase Amount) exceeds (y) the Available Funds for such Payment Date (net of the related Current Interest and the Trust Fees and Expenses) (the amount of such difference being an "Available Funds Shortfall"); and

                    (B) second, any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clause (A) above shall be paid to the Note Insurer in respect of amounts owed on account of any Reimbursement Amount (as defined in the Sale and Servicing Agreement) owed to the Note Insurer;

         (iii) third, the amount, if any, of the Total Monthly Excess Cashflow on a Payment Date remaining after the allocations and payments described in clause (ii) above is the "Net Monthly Excess Cashflow" with respect to such Payment Date and is required to be applied in the following order or priority:

                    (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount to the Owners of the Notes pursuant to clause (iv)(C) below, any Overcollateralization Deficiency Amount (as defined in the Sale and Servicing Agreement) as of such Payment Date;

                    (B) second, any portion of the Net Monthly Excess Cashflow remaining after the application described in clause
                          (A) above shall be used to pay any Available Funds Cap Carry Forward Amount to the Owners of the Notes; and

                    (C) third, any Net Monthly Excess Cashflow remaining after the applications and payments described in clauses (A) and (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances;

         (iv) fourth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment) then on deposit in the Note Account, the Indenture Trustee shall distribute:

                    (A) (x) to the Note Insurer, the amounts described in clause (ii)(B) above and (y) to the Servicer the amounts described in clause (iii)(C) above;

                    (B) to the Owners of the Notes, the Current Interest (including the proceeds of any Insured Payments made by the Note Insurer) on a pro rata basis without any priority among the Notes;

                    (C) to the Owners of the Notes, the Principal Payment Amount until the Note Principal Balance is reduced to zero;

                    (D) to the Indenture Trustee, as reimbursement of expenses of the Indenture Trustee not reimbursed pursuant to
                          (i) above and incurred in connection with duties and obligations under the Indenture; and

         (v) fifth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Note Account, the Indenture Trustee shall distribute to the holders of the Residual Interest, the remaining distributable amounts as specified in the Sale and Servicing Agreement, for such Payment Date.

         "Available Funds" as to each Payment Date is the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments to be made on such Payment Date and inclusive of any investment earnings on eligible investments therein).

         "Total Available Funds" as to each Payment Date is the sum of (x) the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow) on such Payment Date, (y) any amounts of Total Monthly Excess Cashflow to be applied on such Payment Date and (z) any deposit to the Note Account from the Pre-Funding Account or Capitalized Interest Account expected to be made in accordance with the Sale and Servicing Agreement (disregarding the amount of any Insured Payment to be made on such Payment Date).

         The Indenture Trustee or Paying Agent (as defined in the Indenture) shall (i) receive as attorney-in-fact of each Owner of Notes any Insured Payment from the Note Insurer and deposit such amounts into the Note Account and (ii) disburse the same to each Owner of Notes. The Sale and Servicing Agreement will provide that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the

Owners of such Notes, the Note Insurer will be subrogated to the rights of such Owners of Notes with respect to such Insured Payments and shall receive reimbursement for such Insured Payment as provided in the Sale and Servicing Agreement, but only from the sources and in the manner provided in the Sale and Servicing Agreement, such subrogation and reimbursement to have no effect on the
Note Insurer's obligations under the Note Insurance Policy.

         Each Owner of a Note will be required promptly to notify the Indenture Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Indenture Trustee.

Calculation of One-Month LIBOR

         On each LIBOR Determination Date (as defined below), the Indenture Trustee will determine LIBOR for the next Accrual Period for the Notes.

         "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to one month. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one month.

         "LIBOR Determination Date" means, for the Accrual Period related to the ___________ Payment Date, One-Month LIBOR on the second London business day preceding the Closing Date, and for any Accrual Period thereafter, the second London business day preceding the commencement of such Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means leading banks selected by the Seller and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Pre-Funding Account

         On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Indenture Trustee in trust for the Owners of the Notes. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Sale and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes on the Payment Date immediately following the end of the Funding Period in reduction of the Note Principal Balance of such Owner's Notes, thus resulting in a partial principal prepayment of such Notes.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Indenture Trustee in trust for the Owners of the Notes. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Indenture Trustee on each Payment Date during and immediately after the Funding Period to fund the excess, if any, of (i) the amount of interest accruing on the outstanding Pre-Funded Amount at a rate equal to the Note Rate over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Indenture Trustee on the each Payment Date during and immediately after the Funding Period to fund any such excess. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Owners of the Notes. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments.

Book Entry Registration of the Notes

         The Notes will originally be issued as book entry notes (the "Book Entry Notes"). Persons acquiring beneficial ownership interests in such Book Entry Notes ("Beneficial Owners") may elect to hold their Book Entry Notes directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book Entry Notes will be issued in one or more Notes which in the aggregate equal the principal balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book Entry Notes in minimum denominations representing principal amounts of $25,000 and multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Owner" of such Book Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Agreements. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel and Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book Entry Notes from the Indenture Trustee through DTC and DTC Participants. While such Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to such Notes and is required to receive and transmit distributions of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book Entry Notes are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Notes, by book entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective

Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Considerations -- Debt Certificates" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book Entry Notes that it represents.

         Under a book entry format, Beneficial Owners of the Book Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Book Entry Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book Entry Notes, may be limited due to the lack of physical certificates for such Book Entry Notes. In addition, issuance of the Book Entry Notes in book entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         Monthly and annual reports on the Issuer provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book Entry Notes of such Beneficial Owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

         Definitive Notes will be issued to Beneficial Owners of the Book Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book Entry Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Notes, advises the Indenture Trustee in writing that the continuation of a book entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Owners under the Indenture.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Notes, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of such Notes without compliance with the provisions of the Indenture described above.


                                THE NOTE INSURER

         The information set forth in this section has been provided by the Note Insurer. No representation is made by the Underwriters, the Issuer, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

         The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, will unconditionally and irrevocably guarantee to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

         Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Note Insurer will pay any Insured Payment that is a Preference Amount no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Preference Amount is due or the third Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of
(i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time, on the later of the Payment Date on which the Insured Payment is due or the second Business Day following receipt in New York, New York, on a Business Day by _________________, as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under the Note Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

         Subject to the terms of the Sale and Servicing Agreement, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

         As used in the Note Insurance Policy, the following terms shall have the following meanings:

                    "Agreement" means the Sale and Servicing Agreement dated as of _______________ among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller, __________________, as Servicer, AMRESCO Residential Securities Corporation Mortgage Loan Owner Trust 199__-__, as Issuer, and _______________________, as Indenture Trustee, without regard to any amendment or supplement thereto, unless the Note Insurer shall have consented in writing thereto.

                    "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York City, the city in which the corporate trust office of the Indenture Trustee under the Indenture is located or the city in which the principal office of the Note Insurer is located are authorized or obligated by law or executive order to close.

                    "Insured Payment" means for any Payment Date, the excess, if any, of (i) the sum of (a) the Current Interest, (b) the Overcollateralization Deficit and (c) the Preference Amount (without duplication) over (ii) the

         Total Available Funds (after any deduction for the Trust Fees and Expenses and after taking into account the portion of the Principal Payment Amount to be actually paid on such Payment Date without regard to any related Insured Payment to be made with respect to such Payment
         Date). Insured Payments do not include the payment of any Available Funds Cap Carry Forward Amounts.

                    "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                    "Owner" means each Owner (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Note to payment thereunder.

                    "Preference Amount" means any amount previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

         Any notice under the Note Insurance Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is ________________________ _____________________, Attention: ______________________________, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Note Insurance Policy is not cancelable for any reason. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Note Insurer is the principal operating subsidiary of __________ ______________, a New York Stock Exchange listed company. __________________ is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentration of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of __________________, and its subsidiaries as of _________________ and ________________ and for each of the three years in the period ended _____________________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of _______________ for the year ended _________________ and the consolidated financial statements of the Note Insurer and its subsidiaries as of __________________ and for the _______ month periods ended __________________
and __________________, included in the Quarterly Report on Form 10-Q of _________________ for the period ending _________________, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Note Insurer and its subsidiaries included in documents filed by _____________ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):




                                                     SAP
                                 --------------------------------------------
                                    199__                           199__
                                 (Audited)                      (Unaudited)
                                 ---------                      -----------
                                               (In millions)
Admitted Assets                   $                               $
Liabilities
Capital and Surplus





                                                    GAAP
                                 --------------------------------------------
                                    199__                           199__
                                 (Audited)                      (Unaudited)
                                 ---------                      -----------
                                               (In millions)
Assets                            $                               $
Liabilities

Shareholder's Equity

                              --------------------

         Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's ______ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is ___________________________ ____________. The telephone number of the
Note Insurer is (_____) ______________.

         The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurer" herein. Additionally, the Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

         Moody's rates the claims paying ability of the Note Insurer "Aaa".

         Standard & Poor's rates the claims paying ability of the Note Insurer "AAA".

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA".

         Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.


                               CREDIT ENHANCEMENT

Note Insurance Policy

         See "The Note Insurer" herein for a description of the Note Insurance Policy.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Sale and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow be applied on such Payment Date as an accelerated payment of principal on the Notes, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the excess, if any of (x) the interest which is collected on the Mortgage Loans during a Remittance Period (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus any Delinquency Advances and Compensating Interest plus any amounts required to be transferred from the Capitalized Interest Account and Pre-Funding Account pursuant to the terms of the Sale and Servicing Agreement over (y) the sum of the Current Interest and the Trust Fees and Expenses (the difference between (x) and (y) is the "Total Monthly Excess Spread"), over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date or used to reimburse the Note Insurer.

         The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Sale and Servicing Agreement provides that it will be used to reimburse the Owners of the Notes with respect to any Available Funds Cap Carry Forward Amount and then to reimburse the Servicer with respect to any amounts owing to it, and, thereafter, paid to the Owners of the Residual Interest.

         Pursuant to the Sale and Servicing Agreement, Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Notes until the Overcollateralization Amount has increased to the level required. "Overcollateralization Amount" means, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Mortgage Loans as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account at such time exclusive of Pre-Funding Account Earnings (as defined in the Sale and Servicing Agreement) over (y) the aggregate Note Principal Balance as of such Payment Date (after taking into account the payment of the Principal Payment Amount (except for any Overcollateralization Reduction Amount or Overcollateralization Increase Amount) on such Payment
Date). Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Payment Date is the "Specified Overcollateralization Amount." The Sale and Servicing Agreement generally provides that the Specified Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers including triggers that allow the related Specified Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow will be applied to the payment in reduction of principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses.

         In the event that the Specified Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, the Sale and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall be distributed to the Owners of the Residual Interest over the period specified in the Sale and Servicing Agreement. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans and of reducing the Overcollateralization Amount. With respect to any Payment Date, the excess, if any, of (x) the Overcollateralization Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of the Overcollateralization Reduction Amount as described in this sentence) over (y) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" for such Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall instead be distributed to the Owners of the Residual Interest (to the extent available therefor) in an amount equal to the lesser of
(x) the Excess Overcollateralization Amount and (y) the amount available for distribution on account of principal with respect to the Notes on such Payment Date; such amount being the "Overcollateralization Reduction Amount" with respect to the related Payment Date.

         The Sale and Servicing Agreement provides generally that, on any Payment Date all amounts collected on account of principal (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) during the prior Remittance Period will be distributed to the Owners of the Notes on such Payment Date. If any Mortgage Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Sale and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Sale and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the Notes on the Payment Date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount, which to the extent that such reduction causes the Overcollateralization Amount to be less than the related Specified Overcollateralization Amount applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Overcollateralization Amount equals the Specified Overcollateralization Amount).

         Overcollateralization and the Note Insurance Policy. The Sale and Servicing Agreement defines a "Overcollateralization Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the Note Principal Balance with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date

(without regard to any Insured Payment to be made on such Payment Date and except for any Overcollateralization Deficit), exceeds (y) the sum of (i) the aggregate Loan Balances of the Mortgage Loans as of the close of business on the last day of the prior Remittance Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the close of business on the last day of the prior Remittance Period (exclusive of Pre-Funding Account Earnings). The Sale and Servicing Agreement requires the Indenture Trustee to make a claim for an Insured Payment under the Note Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Notes on such Payment Date. The Note Insurance Policy is thus similar to the overcollateralization provisions described above insofar as the
Note Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Notes. Investors in the Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Notes depends in part on the ability of the Note Insurer to satisfy its obligations under the Note Insurance Policy. In that respect and to the extent that the Note Insurer satisfies such obligations, the Owners of the Notes are insulated from shortfalls in Available Funds that may arise.


                                 ADMINISTRATION

         In addition to the provisions of the Agreements summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Agreements.

Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations

         Pursuant to the Sale and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Note Insurer, any Sub-Servicer, any Owner, the Custodian or the Indenture Trustee that the representations and warranties set forth therein between the Seller and the Depositor are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Note Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Note Insurer, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Sale and Servicing Agreement) and deliver an amount equal to the excess, if any, of the Loan Balance of the Mortgage Loan being replaced over the outstanding principal balance of the replacement Mortgage Loan plus interest (the "Substitution Amount") to the Indenture Trustee on behalf of the Issuer as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Mortgage Loan from the Issuer at a purchase price equal to the Loan Purchase Price (as defined below) thereof. The Seller shall also deliver an Officer's Certificate to the Indenture Trustee and the Note Insurer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Mortgage Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. The obligation of the Seller to so substitute or repurchase any Mortgage Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Indenture Trustee.

         "Loan Purchase Price" means an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Mortgage Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Mortgage Loan.

Assignment of Mortgage Loans

         The Seller on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuer all its respective right, title and interest in and to each Initial Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Initial Mortgage Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments received on or before the Cut-Off Date) and interest due on each Initial Mortgage Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off
Date). The Issuer will pledge each Initial Mortgage Loan to the Indenture Trustee for the benefit of the Owners of the Notes and the Note Insurer pursuant to the Indenture.

         In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Seller will be required to:

                  (i) deliver without recourse to _____________________________, acting as the Custodian on behalf of the Indenture Trustee, on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the Schedule of Mortgage Loans (A) the original Mortgage Notes, endorsed in blank or to the order of the "_____________ _________________, as Indenture Trustee for the AMRESCO Residential Securities Corporation Adjustable Rate Mortgage Loan Asset Backed Notes, Series 19__-__", (B) (1) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Indenture Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to the Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                   (ii) cause, within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans, assignments of the Mortgages to "_____________________________, as Indenture Trustee for the AMRESCO Residential Securities Corporation Adjustable Rate Mortgage Loan Asset Backed Notes, Series 19__-__" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office until such information is received; provided, further, that the Seller shall not be required to record an assignment of a Mortgage (except upon the occurrence of certain triggers specified in the Sale and Servicing Agreement) if the Seller furnishes to the Indenture Trustee, the Note Insurer and the Rating Agencies, on or before the Closing Date with respect to the Initial Mortgage Loans, or on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Indenture Trustee's interests in the Mortgage Loans (in form satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies);

                  (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Indenture Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has

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         been made available to the Seller, within one year after the Closing
         Date with respect to the Initial Mortgage Loans, or on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

                  (iv) furnish to the Indenture Trustee, the Note Insurer and the Rating Agencies, at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies.

         The Indenture Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Indenture Trustee after the Closing Date or Subsequent Transfer Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Custodian on behalf of the Indenture Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Mortgage Loans or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Custodian on behalf of the Indenture Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Note Insurer. The Seller will agree to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Indenture Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Indenture Trustee on behalf of the Owners of the Notes as part of the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Indenture Trustee along with the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Custodian on behalf of the Indenture Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Indenture Trustee and the Servicer shall monitor no less frequently than monthly the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Mortgage Loans in accordance with the Sale and Servicing Agreement, the terms of the respective Mortgage Loans, and the servicing standards set forth in Fannie Mae's Servicing Guide (the "Fannie Mae Guide"); provided, however, that to the extent such standards, such obligations or the Fannie Mae Guide is amended by Fannie Mae after the date of the Sale and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Indenture.

         The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees and bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees and Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account.

         The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and, to the extent such procedures are consistent with the Sale and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Mortgage Loans at least as rigorous as those described in the Fannie Mae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

         The Servicer is required to create, or cause to be created, in the name of the Indenture Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Indenture). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Mortgage Loans after the Cut-Off Date, including any Prepayments received after the Cut-Off Date, the proceeds of any liquidation of a Mortgage Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of
(i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Mortgage Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Mortgage Loan (net of the Servicing Fee) to the date of such liquidation and (c) any Realized Losses during the related Remittance Period, (ii) principal (including Prepayments) collected and interest due on the Mortgage Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and (iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Mortgage Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

                  (i) on each Monthly Remittance Date, to pay itself the Servicing Fee;

                  (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                  (iv) to reimburse itself for unrecovered Delinquency Advances and for any excess interest collected from a Mortgagor; and

                  (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Indenture Trustee for deposit in the Note Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

         On each Monthly Remittance Date, the Servicer shall be required to remit to the Indenture Trustee for deposit to the Note Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Mortgage Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Mortgage Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary) or from the Note Account out of Net Monthly Excess Cashflow.

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Sale and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Mortgage Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Mortgage Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Indenture Trustee and the Note Insurer.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or from certain amounts on deposit in the Note Account as provided in the Sale and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Mortgage Loan.

         A full month's interest at the related Coupon Rate will be due on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a prepayment in full of a Mortgage Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the related Coupon Rate that would be due on the related due date for such Mortgage Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Indenture Trustee on such Monthly Remittance Date. The Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest.

         In accordance with the terms of the Sale and Servicing Agreement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         The Servicer is required to cause to be liquidated any Mortgage Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

         The Servicer will have the right under the Sale and Servicing Agreement (upon receiving the consent of the Note Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations thereof and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (a) the provisions of the related Mortgage Note and Mortgage have been complied with; (b) the loan-to-value ratio and debt-to-income ratio after any release do not exceed the loan-to-value ratio and debt-to-income ratio, respectively, of such Mortgage Note on the Cut-Off Date provided that the loan-to-value ratio shall be permitted to be increased by an amount not to exceed 5% unless approved by the Note Insurer; and (c) the lien priority of the related Mortgage is not affected.

         The Servicer shall not agree to any modification, waiver or amendment of any provision of any Mortgage Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Mortgage Loan and only in the event of a payment default with respect to such Mortgage Loan or in the event that a payment default with respect to such Mortgage Loan is imminent; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Mortgage Loan beyond the Remittance Period related to the Final Payment Date. Notwithstanding anything set forth in the Sale and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Mortgage Loan if required by statute or a court of competent jurisdiction to do so.

         The Servicer shall provide written notice to the Indenture Trustee and the Note Insurer, prior to the execution of any modification, waiver or amendment of any provision of any Mortgage Loan and shall deliver to the Custodian, on behalf of the Indenture Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         With the consent of the Note Insurer, the Servicer will be permitted under the Sale and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that
(x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing mortgage loans that are similar to the Mortgage Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

         No Sub-Servicing arrangements will discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Sale and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer; provided, however, that nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Sale and Servicing Agreement.

         The Servicer (except the Indenture Trustee if it is required to succeed the Servicer under the Sale and Servicing Agreement) has agreed to indemnify and hold the Issuer, the Indenture Trustee, the Depositor, the Note Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Note Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Sale and Servicing Agreement. The Servicer shall immediately notify the Issuer, the Indenture Trustee, the Depositor, the Note Insurer and each Owner if a claim is made by a third party with respect to the Sale and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Depositor, the Note Insurer and/or Owner in respect of such claim. The Indenture Trustee shall reimburse the Servicer from amounts otherwise distributable on the Residual Interest for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Sale and Servicing Agreement. The indemnification provisions shall survive the termination of the Sale and Servicing Agreement and the payment of the outstanding Notes.

         The Servicer will be required to deliver to the Indenture Trustee, the
Note Insurer and the Rating Agencies on or before __________ of each year, commencing in ______: (i) an officers' certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during such preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (ii) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Note Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Note Insurer or the Indenture Trustee (with the prior written consent of the Note Insurer) (or except as specified in the Sale and Servicing Agreement, the Owners, with the consent of the Note Insurer) will have the right, pursuant to the Sale and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Sale and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Mortgage Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Sale and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Sale and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Sale and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Indenture Trustee and the Note Insurer.

         Upon removal or resignation of the Servicer, the Indenture Trustee may
(A) solicit bids for a successor servicer as described in the Sale and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, shall serve in the capacity of Backup Servicer. The Indenture Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or Fannie Mae, having equity of not less than $5,000,000, and acceptable to the Note Insurer and a majority of the Owners of the Notes (provided that if the Note Insurer and such Owners cannot agree as to the acceptability of such successor servicer, the decision of the Note Insurer will control) as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Backup Servicer or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Indenture.

Redemption of the Notes

         The Majority Residualholders, may, at their option, on any Payment Date on or after the Redemption Date redeem the Notes at a price equal to the Redemption Price. Upon such redemption, the Indenture shall be terminated. The Notes will be redeemed upon payment of the Redemption Price, and the payment of the amount set forth in clause (i) of the definition of Redemption Price to the Owners shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes. The "Redemption Price" is equal to the sum of (i) the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon (and any Available Funds Cap Carry Forward Amount), (ii) any Trust Fees and Expenses due and unpaid on such date, (iii) the payment of all amounts owed to the Note Insurer and (iv) any unreimbursed Delinquency Advances and Servicing Advances (as defined in the Sale and Servicing Agreement). The Redemption Price will be distributed first, to the payment of any outstanding Trust Fees and Expenses, second, to the Note Insurer, all amounts owed thereto, third, to the Servicer for unreimbursed Servicing Advances and Delinquency Advances, and fourth, to the Owners of the Notes in an amount equal to the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon (plus any Available Funds Cap Carry Forward Amount). Any amounts remaining will be distributed to the holders of the Residual Interest. Under certain circumstances described in the Sale and Servicing Agreement, the Note Insurer may acquire all the Mortgage Loans from the Issuer and thereby effect a redemption of the Notes and terminate the Indenture.

The Indenture Trustee

         _____________________ will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to certain fees and reimbursement of expenses.

         The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Note Insurer, the Servicer and each Rating Agency, in which event the Issuer (with the consent of the Note Insurer) will be obligated to appoint a successor Indenture Trustee. The Issuer or the
Note Insurer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Owners, unless such Owners shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights of powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

The Indenture

         Pursuant to the Indenture, the Indenture Trustee shall, upon the direction of the Note Insurer (unless a Note Insurer Default (as defined in the Sale and Servicing Agreement) has occurred and is continuing), direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (including acceleration of the Notes) or exercising any trust or power conferred on the Indenture Trustee.

         An "Event of Default" with respect to the Notes is defined in the Indenture as follows: (a) a default by the Issuer in the payment of any Current Interest or Principal Payment Amount on any Note when the same becomes due and payable (provided that for purposes of this clause, the Available Funds Cap Carry Forward Amount does not constitute interest due and payable); (b) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture, or any representation or warranty of the Issuer made in the Indenture, the Insurance Agreement, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant thereto proving to have been incorrect in any material respect as of the time made, and the continuation of any such default, or the circumstance in respect of which any representation or warranty not having been cured, as the case may be, for a period of thirty days after notice is given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Owners of a majority of the Percentage Interest of the Notes and, (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

         In case an Event of Default should occur and be continuing, the Indenture Trustee shall, but only upon receipt of the prior written consent of the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Owners of Notes representing not less than a majority of the Percentage Interest of the Notes may declare all the Notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the
Note Insurer, or if a Note Insurer Default exists, the Owners of Notes representing a majority of the Percentage Interest of the Notes.

         If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), in its discretion, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. In addition, upon an Event of Default, the Indenture Trustee may, with the consent of Owners of 100% of the Percentage Interest of the Notes, sell all or part of the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as follows: (i) to the payment of the fees of the Indenture Trustee and the Owner Trustee which have not been previously paid;
(ii) to the Note Insurer, any premium amount then due and unpaid; (iii) to the Servicer for the Servicing Fee then due and unpaid; (iv) to the Owners, the amount of interest then due and unpaid on the Notes, pro rata; (v) to the Owners, the amount of principal then due and unpaid on the Notes, pro rata; (vi) to the payment of amounts due and owing to the Note Insurer, to the extent not previously reimbursed; (vii) to the Owners, the Available Funds Cap Carry Forward Amount then unpaid; and (viii) to the Trust Paying Agent, the amounts to be distributed, pro rata, to the Owners of the Residual Interest.

         No Owner of any Note shall have any right to institute any proceeding with respect to the Indenture unless (i) such Owner has previously given written notice to the Indenture Trustee of a continuing Event of Default; (ii) the Owners of a majority of the Percentage Interest of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (iii) such Owner has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Owners of a majority of the Percentage Interest of the Notes.

Voting

         Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Owners evidencing specified "Voting Interests", each Owner will have a Voting Interest equal to the Percentage Interest represented by such Owner's Note. Any Note registered in the name of the Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

Reporting Requirements

         On each Payment Date the Indenture Trustee will be required to report in writing (based on information provided to the Indenture Trustee by the Servicer) to each Owner, the Note Insurer , the Rating Agencies and the Note
Insurer:

                  (i) the amount of the distribution with respect the Notes (based on a Note in the original principal amount of $1,000);

                  (ii) the amount of such distributions allocable to principal on the Mortgage Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein and any Pre-Funded Amounts distributed as a prepayment (based on a Note in the original principal amount of $1,000) and any related Overcollateralization Increase Amount;

                  (iii) the amount of such distribution allocable to interest on the Mortgage Loans (based on a Note in the original principal amount of $1,000);

                  (iv) if the interest paid to Owners is less than the Current Interest, the Interest Carry Forward Amount on such Payment Date;

                  (v) the principal amount of the Notes (based on a Note in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                  (vi) the aggregate Loan Balance of all Mortgage Loans after giving effect to any payment of principal on such Payment Date;

                  (vii) the amount of any Insured Payment included in the amounts distributed to the Owners on such Payment Date;

                  (viii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (ix) the weighted average Coupon Rate of the Mortgage Loans;

                  (x) such other information as the Note Insurer may reasonably request with respect to delinquent Mortgage Loans;

                  (xi) the amount of the Available Funds Cap Carry Forward Amounts paid to Owners of the Notes on such Payment Date, if any, and the Available Funds Cap Carrying Forward Amounts remaining, if any, after such Payment Date;

                  (xii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

                  (xiii) the weighted average Coupon Rate of the Mortgage Loans;

                  (xiv) the Loan Balance of each of the three largest Mortgage Loans outstanding;

                  (xv)     the Note Rate; and

                  (xvi) for Payment Dates during and immediately following the Funding Period the total remaining Pre-Funded Amount in the Pre-Funding Account.

         Certain obligations of the Indenture Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on the Business Day preceding each Payment Date the Indenture Trustee will be required to distribute to each Owner, the Note Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Indenture Trustee for such purpose:

                  (a) the number and aggregate principal balances of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the calendar month immediately preceding the Payment Date, (iv) the numbers and aggregate Loan Balances of all Mortgage Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

                  (b) the status and the number and dollar amounts of all Mortgage Loans in foreclosure proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date;

                  (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date and (ii) Mortgage Loans that are "balloon" loans;

                  (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Indenture Trustee, as of the close of business of the last day of the calendar month immediately preceding the Payment Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the calendar month immediately preceding the Payment Date; and

                  (f) the amount of cumulative Realized Losses, the current period Realized Losses (each as defined in the Sale and Servicing Agreement) and any other loss percentages as required by the Sale and Servicing Agreement.

Removal of Indenture Trustee for Cause

         The Indenture Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Indenture Trustee: (i) failure to make distributions of available amounts; (ii) certain breaches of covenants and representations by the Indenture Trustee; (iii) certain acts of bankruptcy or insolvency on the part of the Indenture Trustee; and (iv) failure to meet the standards of Indenture Trustee eligibility as set forth in the Indenture.

         If any such event occurs and is continuing, then and in every such case
(i) the Note Insurer or (ii) with the prior written consent of the Note Insurer (which is required not to be unreasonably withheld), the Issuer and the Owners of a majority of the Percentage Interests represented by the Notes may remove the Indenture Trustee.

Governing Law

         The Agreements and each Note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following section discusses certain of the material anticipated Certain Federal Income Tax Consequences of the purchase, ownership and disposition of the Notes. Such section must be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

         No election will be made to treat the Trust or the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.

         Upon issuance of the Notes, Arter & Hadden LLP, special tax counsel, will deliver its opinion that the Notes will be treated as newly originated debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer, the Depositor or the Seller. In addition, for federal income tax purposes, the Issuer will not be classified (i) as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in
Section 7701(i) of the Code or (iii) a "publicly traded partnership" as defined in Treasury Regulations Section 1.7704-1. Each Owner of a Note, by its acceptance of a Note, will agree to treat the Notes as indebtedness. It is anticipated that the Notes will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Notes after the Redemption Date as original issue discount. Owners are urged to consult their tax advisor with respect to the tax consequences of holding the Notes.

         The prepayment assumption that is to be used in determining whether the Notes are issued with original issue discount and the rate of accrual of original issue discount is a CPR of ___%. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Considerations - Debt Certificates" in the Prospectus.

         The Notes will not represent "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. The Notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.


                             STATE TAX CONSEQUENCES

         In addition to the Certain Federal Income Tax Consequences described in "Certain Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.


                              ERISA CONSIDERATIONS

         ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Code section 4975(e)(1), including individual retirement accounts (the "Plans") and (b) persons who have certain specified relationships to such Plans or who constitute "disqualified persons" under Code section 4975(e)(2) with respect to such Plans ("parties in interest"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in any entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Servicer and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to fiduciary responsibility provisions of Title I of ERISA, including the general fiduciary duties of
Section 404 of ERISA, the prohibited transaction provisions of Section 406 of ERISA, and to Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

         Without regard to whether the Notes are treated as an equity interest under the Plan Asset Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if such acquisition or holding is deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers."

         Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Investors should analyze whether the decision may have an impact with respect to purchases of the Notes.

         In addition to the matters described above, purchasers of an Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Notes.


                                     RATINGS

         It is a condition of the issuance of the Notes that the Notes receive ratings of "Aaa" by Moody's and "AAA" by Standard & Poor's. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard Poor's, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings issued by Moody's and Standard & Poor's on the payment of principal and interest on the Notes do not cover the payment of the Available Funds Cap Carry Forward Amount. The ratings of Moody's and Standard & Poor's do not address the possibility that, as a result of principal prepayments, Owners of the Notes may receive a lower than anticipated yield.

         The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Notes offered hereby by any rating agency other than Moody's and Standard & Poor's and the Depositor has not provided information relating to the Notes offered hereby or the Mortgage Loans to any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Notes offered hereby or, if another rating agency rates such Notes, what rating would be assigned to such Notes by such rating agency. Any such unsolicited rating assigned by another rating agency to the Notes offered hereby may be lower than the rating assigned to such Notes by either or both of Moody's and Standard & Poor's.


                         LEGAL INVESTMENT CONSIDERATIONS

         The Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on qualifying first mortgage loans may not be legally authorized to invest in the Notes.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters"), has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:


            Underwriters                                 Principal Amount
            ------------                                 ----------------

            _________________________                     $_____________
            _________________________                      _____________
            _________________________                      _____________
            _________________________                      _____________




            Total                                         $


         The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the offering price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of ____% (expressed as a percentage of the Note Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of ____%.

         After the initial public offering, such prices and discounts may be changed.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                REPORT OF EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of __________________ and _____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ________________________, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ____________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Seller, the Depositor, the Servicer and the Issuer by Arter & Hadden LLP, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Notes will be passed upon for the Seller, Depositor and the Issuer by Arter & Hadden LLP. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Underwriters by ________________________________________________. Certain legal matters relating to the Note Insurer and the Note Insurance Policy will be passed upon for the
Note Insurer by __________________________________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered $___________ Adjustable Rate Mortgage Loan Asset Backed Notes, Series 19__-__, (the "Global Securities") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed securities issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Note Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                    APPENDIX A
                                   INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS


                                                      Page                                                                 Page
                                                       ----                                                                ----
2/28 Loans...............................................S-5     Notes......................................................S-2
3/27 Loans...............................................S-5     One-Month LIBOR...........................................S-38
Accrual Period...........................................S-6     Original Aggregate Loan Balance............................S-7
Actuarial Loans.........................................S-22     Originators...............................................S-35
Agreements..............................................S-35     Overcollateralization Amount..............................S-47
Appraised Values........................................S-21     Overcollateralization Deficit.............................S-47
ARCC....................................................S-18     Overcollateralization Increase Amount.....................S-47
ARMC.....................................................S-5     Overcollateralization Reduction Amount....................S-47
Available Funds.........................................S-37     Owner Trust................................................S-2
Available Funds Cap......................................S-6     Owner Trustee Fee..........................................S-2
Available Funds Cap Carry Forward Amount.................S-6     Owners.....................................................S-4
Available Funds Shortfall...............................S-36     PAGs......................................................S-18
Beneficial Owners.......................................S-11     Participants..............................................S-39
Book-Entry Notes........................................S-39     Payment Date...............................................S-5
Business Day.............................................S-5     Percentage Interest.......................................S-36
Capitalized Interest Account............................S-10     Plan Asset Regulation.....................................S-59
Cede....................................................S-11     Plans.....................................................S-59
Cedel...................................................S-11     Pool.......................................................S-3
Cedel Participants......................................S-40     Preference Amount..........................................S-8
Closing Date.............................................S-2     Premium Amount.............................................S-8
Compensating Interest...................................S-52     Prepayments...............................................S-13
Cooperative.............................................S-41     Preservation Expenses.....................................S-52
Coupon Rate..............................................S-4     Pre-Funded Amount.........................................S-10
CPR.....................................................S-32     Pre-Funding Account........................................S-3
Current Interest.........................................S-6     Principal and Interest Account............................S-51
Custodian................................................S-2     Principal Payment Amount...................................S-7
Cut-Off Date.............................................S-2     Properties.................................................S-3
Daily Collections.......................................S-51     Rating Agencies...........................................S-12
Definitive Note.........................................S-39     REMIC.....................................................S-12
Delinquency Advances....................................S-51     Realized Loss.............................................S-47
Depositor................................................S-2     Record Date................................................S-5
DOL.....................................................S-59     Redemption Date............................................S-7
DTC.....................................................S-11     Redemption Price..........................................S-54
DTC Participants........................................S-40     Reference Banks...........................................S-38
ERISA...................................................S-12     Register..................................................S-36
Euroclear...............................................S-11     Registrar.................................................S-36
Euroclear Operator......................................S-41     Remittance Period..........................................S-8
Euroclear Participants..................................S-41     Residual Interest..........................................S-3
European Depositaries...................................S-11     Riegle Act................................................S-15
Event of Default........................................S-55     Rules.....................................................S-39
Excess Overcollateralization Amount.....................S-47     SAP.......................................................S-45
Exchange Act............................................S-61     Sale and Servicing Agreement...............................S-4
Fannie Mae Guide........................................S-50     Securities.................................................S-3
Final Certification.....................................S-50     Seller.....................................................S-2
Financial Intermediary..................................S-39     Servicer Termination Events...............................S-54
Fiscal Agent............................................S-43     Servicing Advances........................................S-52
Formula Note Rate........................................S-6     Servicing Fee..............................................S-8
Funding Period..........................................S-10     Six-Month LIBOR Loans......................................S-5
GAAP....................................................S-45     SMMEA.....................................................S-12
Indenture................................................S-2     Specified Overcollateralization Amount....................S-47
Indenture  Trustee Fee...................................S-2     Standard & Poor's.........................................S-11
Indenture Trustee........................................S-2     Statistical Calculation Date...............................S-2
Initial Mortgage Loans...................................S-3     Subsequent Cut-Off Date...................................S-14
Insured Payment..........................................S-9     Subsequent Mortgage Loans..................................S-3
Interest Carry Forward Amount............................S-6     Subsequent Transfer Agreement.............................S-14
Issuer...................................................S-2     Subsequent Transfer Date..................................S-10
LIBOR Determination Date................................S-38     Substitution Amount.......................................S-48
Loan Balance.............................................S-7     Telerate Page 3750........................................S-38
Loan Purchase Price.....................................S-48     Terms and Conditions......................................S-41
Majority Residualholders................................S-11     Total Available Funds.....................................S-37
Maximum Collateral Amount................................S-7     Total Monthly Excess Cashflow.............................S-36
Monthly Remittance Date..................................S-8     Total Monthly Excess Spread...............................S-46
Moody's.................................................S-11     Trust......................................................S-2
Mortgage Loans...........................................S-3     Trust Agreement............................................S-2
Mortgage Note............................................S-3     Trust Estate...............................................S-2
Mortgages................................................S-4     Trust Fees and Expenses...................................S-10
Net Liquidation Proceeds................................S-51     Underwriters..............................................S-61
Net Monthly Excess Cashflow.............................S-37     Underwriting Agreement....................................S-61
Note Account............................................S-35     Underwriting Guidelines...................................S-16
Note Insurance Policy....................................S-9     Weighted average life.....................................S-31
Note Insurer.............................................S-9
Note Insurer Default....................................S-10
Note Principal Balance...................................S-6
Note Rate................................................S-6


================================================================================

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus
Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the
Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                                           PAGE
                                                                           ----
Summary of Terms............................................................S-
Risk Factors ...............................................................S-
The Seller and Servicer.....................................................S-
The Issuer..................................................................S-
The Depositor...............................................................S-
Use of Proceeds.............................................................S-
The Home Equity Loan Pool...................................................S-
Prepayment and Yield Considerations.........................................S-
Additional Information......................................................S-
Description of the Notes....................................................S-
The Note Insurer............................................................S-
Credit Enhancement..........................................................S-
Administration..............................................................S-
Certain Federal Income Tax Consequences.....................................S-
State Tax Consequences......................................................S-
ERISA Considerations........................................................S-
Ratings.....................................................................S-
Legal Investment Considerations.............................................S-
Underwriting................................................................S-
Report of Experts...........................................................S-
Certain Legal Matters.......................................................S-
Global Clearance, Settlement and Tax
    Documentation Procedures................................................I-1
Index to Location of Principal Defined Terms................................A-1

                                   PROSPECTUS
Summary of Prospectus.........................................................
Risk Factors..................................................................
Description of the Securities.................................................
The Trusts....................................................................
Credit Enhancement............................................................
Servicing of Mortgage Loans...................................................
The Pooling and Servicing Agreement...........................................
The Indenture.................................................................
Use of Proceeds...............................................................
The Depositor.................................................................
Certain Legal Aspects of the Mortgage Assets..................................
Legal Investment Matters......................................................
ERISA Considerations..........................................................
Certain Federal Income Tax Consequences.......................................
Plan of Distribution..........................................................
Ratings.......................................................................
Legal Matters.................................................................
Financial Information.........................................................
Index to Location of Principal Defined Terms................................A-1
================================================================================

================================================================================

                               AMRESCO RESIDENTIAL
                             SECURITIES CORPORATION
                                  MORTGAGE LOAN
                               OWNER TRUST 19__-__

                          $___________ ADJUSTABLE RATE
                                  MORTGAGE LOAN
                       ASSET BACKED NOTES, SERIES 19__-__,
                            DUE ___________ __, _____

                                     [LOGO]









                           AMRESCO RESIDENTIAL CAPITAL
                                  MARKETS, INC.
                                     Seller

                         AMRESCO RESIDENTIAL SECURITIES
                                   CORPORATION
                                    Depositor



                        --------------------------------
                                    Servicer





                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------











                                  [Underwriter]
                                  [Underwriter]
                                  [Underwriter]
                                  [Underwriter]



                               -------- ---, -----


================================================================================